EXHIBIT 4.5.2


         STANDARD TERMS TO TRUST AGREEMENT (NOVEMBER 2001 EDITION)




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                               STANDARD TERMS



                                     TO



                              TRUST AGREEMENT



                         __________________________




                        GS Mortgage Securities Corp.
                                 Depositor

                       GSR Mortgage Loan Trust 2001-1
             Mortgage Pass-Through Certificates, Series 2001-1

                           November 2001 Edition






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                                            TABLE OF CONTENTS


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RECITALS................................................................................................1

STANDARD PROVISIONS.....................................................................................1

ARTICLE I DEFINITIONS...................................................................................1
         Section 1.01    Defined Terms..................................................................1

ARTICLE II MORTGAGE LOAN FILES..........................................................................19
         Section 2.01    Mortgage Loan Files............................................................19
         Section 2.02    Acceptance by the Trustee......................................................19
         Section 2.03    Purchase of Mortgage Loans by the Servicer, the Seller, GSMC or the Depositor..22
         Section 2.04    Representations and Warranties of the Depositor................................26

ARTICLE III ADMINISTRATION OF THE TRUST.................................................................28
         Section 3.01    Certificate Account............................................................28
         Section 3.02    REMIC I, REMIC II and  REMIC III Accounts......................................29
         Section 3.03    Trustee to Cooperate; Release of Mortgage Files................................30
         Section 3.04    Amendments to Servicing Agreement..............................................30
         Section 3.05    Administrator Advances.........................................................32
         Section 3.06    Enforcement of Servicing Agreement.............................................33

ARTICLE IV REPORTING/REMITTING TO CERTIFICATEHOLDERS....................................................33
         Section 4.01    Statements to Certificateholders...............................................33
         Section 4.02    Remittance Reports and other Reports from the Servicer.........................35
         Section 4.03    Compliance with Withholding Requirements.......................................36
         Section 4.04    Reports of Certificate Balances to The Depository Trust Company................37
         Section 4.05    Preparation of Regulatory Reports..............................................37
         Section 4.06    Management and Disposition of REO Property.....................................37

ARTICLE V THE INTERESTS AND THE SECURITIES..............................................................37
         Section 5.01    REMIC Interests................................................................37
         Section 5.02    The Certificates...............................................................38
         Section 5.03    Book-Entry Securities..........................................................38
         Section 5.04    Registration of Transfer and Exchange of Certificates..........................40
         Section 5.05    Restrictions on Transfer.......................................................41
         Section 5.06    Mutilated, Destroyed, Lost or Stolen Certificates..............................43
         Section 5.07    Persons Deemed Owners..........................................................43
         Section 5.08    Appointment of Paying Agent....................................................43

ARTICLE VI THE DEPOSITOR................................................................................44
         Section 6.01    Liability of the Depositor.....................................................44
         Section 6.02    Merger or Consolidation of the Depositor.......................................44

ARTICLE VII TERMINATION OF SERVICING ARRANGEMENTS.......................................................44
         Section 7.01    Termination and Substitution of Servicer.......................................44
         Section 7.02    Notification to Certificateholders.............................................45

ARTICLE VIII CONCERNING THE TRUSTEE.....................................................................46
         Section 8.01    Duties of Trustee..............................................................46
         Section 8.02    Certain Matters Affecting the Trustee..........................................47
         Section 8.03    Trustee Not Liable for Certificates or Mortgage Loans..........................50
         Section 8.04    Trustee May Own Certificates...................................................50
         Section 8.05    Trustee's Fees and Expenses....................................................50
         Section 8.06    Eligibility Requirements for Trustee...........................................51
         Section 8.07    Resignation and Removal of the Trustee.........................................51
         Section 8.08    Successor Trustee..............................................................52
         Section 8.09    Merger or Consolidation of Trustee.............................................52
         Section 8.10    Appointment of Co-Trustee or Separate Trustee..................................53
         Section 8.11    Appointment of Custodians......................................................54
         Section 8.12    Appointment of Office or Agent.................................................54
         Section 8.13    Representation and Warranties of the Trustee...................................54

ARTICLE IX TERMINATION OF TRUST.........................................................................55
         Section 9.01    Qualified Liquidation..........................................................55
         Section 9.02    Termination....................................................................55
         Section 9.03    Procedure for Termination......................................................56
         Section 9.04    Additional Termination Requirements............................................57

ARTICLE X REMIC TAX PROVISIONS..........................................................................58
         Section 10.01     REMIC Administration.........................................................58
         Section 10.02     Prohibited Activities........................................................60

ARTICLE XI MISCELLANEOUS PROVISIONS.....................................................................61
         Section 11.01     Amendment of Trust Agreement.................................................61
         Section 11.02     Recordation of Agreement; Counterparts.......................................62
         Section 11.03     Limitation on Rights of Certificateholders...................................62
         Section 11.04     [Reserved]...................................................................63
         Section 11.05     Notices......................................................................63
         Section 11.06     Severability of Provision....................................................64
         Section 11.07     Sale of Mortgage Loans.......................................................64
         Section 11.08     Notice to Rating Agencies....................................................65

Exhibit A.........Form of Trust Receipt
Exhibit B.........Form of Final Certification
Exhibit C.........Form of Rule 144A Agreement - QIB Certification
Exhibit D.........Form of Transferee Agreement
Exhibit E.........Form of Benefit Plan Affidavit
Exhibit F.........Form of Residual Transferee Agreement
Exhibit G-1.......Form of Non-U.S. Person Affidavit
Exhibit G-2.......Form of U.S. Person Affidavit

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                                  RECITALS

         GS Mortgage Securities Corp. (the "Depositor") and a trustee (together with its successors and assigns, the "Trustee") identified in the Trust Agreement (as defined below) have entered into the Trust Agreement that provides for the issuance of mortgage pass-through certificates (the "Certificates") that in the aggregate evidence the entire interest in Mortgage Loans or certificates or securities evidencing an interest therein and other property owned by the Trust created by such Trust Agreement. These Standard Terms are a part of, and are incorporated by reference into, the Trust Agreement.

                            STANDARD PROVISIONS

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties made in the Trust Agreement and as hereinafter set forth, the Depositor and the Trustee agree as follows:

                                 ARTICLE I

                                DEFINITIONS

         Section 1.01 Defined Terms. Except as otherwise specified herein or in the Trust Agreement or as the context may otherwise require, whenever used in these Standard Terms, the following words and phrases shall have the meanings specified in this Article. Capitalized words and phrases used herein but not defined herein shall, when applied to a Trust, have the meanings set forth in the Servicing Agreement(s) assigned to such Trust as in effect on the date of this Agreement. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         "Accounting Date": With respect to each Distribution Date, the last day of the month preceding the month in which such Distribution Date occurs.

         "Administrative Cost Rate": The sum of the Servicing Fee Rates and the Trustee Fee Rate.

         "Administrator Advance": As defined in Section 3.05 hereof.

         "Advance": As to any Mortgage Loan, any advance of principal and interest, taxes, insurance or expenses made by a Servicer or an Administrator Advance.

         "Affiliate": Any person or entity controlling, controlled by, or under common Control with the Depositor or any Servicer. "Control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Aggregate Principal Distribution Amount": The amount specified in the Trust Agreement.

         "ARM Loan": An "adjustable rate" Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Note.

         "Assignment Agreement": Any Assignment, Assumption and Recognition Agreement or Agreements identified in the Trust Agreement to which the Depositor is a party.

         "Available Distribution Amount": Unless otherwise provided in the Trust Agreement, on each Distribution Date the Available Distribution Amount shall equal (i) the sum of the following: (A) all amounts credited to the Collection Account as of the close of business on the related Determination Date, (B) an amount equal to Monthly Advances made on or before the previous Distribution Date, to the extent such Monthly Advance was made from funds on deposit in any related Collection Account held for future distribution, (C) all Monthly Advances made with respect to such Distribution Date (to the extent not included in clause (B) above) and (D) all amounts deposited into the Certificate Account to effect a Terminating Purchase in accordance with Section 9.02 minus (ii) the sum of (A) any Principal Prepayments (including Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds) or Payoffs received after the related Principal Prepayment Period, (B) Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period and (C) reinvestment income on amounts deposited in any Collection Account to the extent included in (i) above.

         "Bankruptcy Loss": Any reduction in the total amount owed by a Borrower on a Mortgage Loan occurring as a result of a final order of a court in a bankruptcy proceeding.

         "Beneficial Owner": With respect to a Book-Entry Security, the Person who is registered as owner of that Certificate in the books of the Clearing Agency for that Certificate or in the books of a Person maintaining an account with such Clearing Agency.

         "Benefit Plan Affidavit": An affidavit substantially in the form of Exhibit E hereto.

         "Benefit Plan Opinion": An Opinion of Counsel satisfactory to the Trustee (and upon which the Depositor, the Tax Matters Person, and the Trustee are authorized to rely) to the effect that the proposed transfer will not (a) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations, (b) give rise to any fiduciary duty under ERISA, on the part of the Depositor, the Trustee or the Servicer, or (c) result in, or be treated as, a prohibited transaction under Sections 406 or 407 of ERISA or Section 4975 of the Code. Obtaining a Benefit Plan Opinion shall not be a cost or expense of the Depositor, the Tax Matters Person or the Trustee.

         "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.03(d).

         "Book-Entry Securities": The Classes of Certificates, if any, specified as such in the Trust Agreement for a Series.

         "Borrower": The individual or individuals obligated to repay a Mortgage Loan.

         "Business Day": Any day that is not (i) a Saturday or Sunday, or
(ii) a legal holiday in the State of New York and the city and state in which the Corporate Trust Office or the principal office of any Servicer is located, or (iii) a day on which the banking or savings and loan institutions in the State of New York and the city and state in which the Corporate Trust Office or the principal office of any Servicer is located are authorized or obligated by law or executive order to be closed.

         "Certificate": Any security issued under a Trust Agreement and designated as such.

         "Certificate Account": The account or accounts created and maintained for a Trust pursuant to Section 3.01 hereof.

         "Certificate Balance": With respect to each Class of Certificates or Interests, as of the close of business on any Distribution Date, the initial balance of such Class of Certificates or Interests set forth in the Trust Agreement reduced by (a) all principal payments previously distributed to such Class of Certificates or Interests in accordance with the Trust Agreement, and (b) all Realized Losses, if any, previously allocated to such Class of Certificates or Interests pursuant to the Trust Agreement.

         "Certificate of Title Insurance": A certificate of title insurance issued pursuant to a master title insurance policy.

         "Certificate Rate": With respect to the Certificates, as to each Distribution Date, the rate specified as such in the Trust Agreement.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.04 hereof.

         "Certificated Subordinated Certificates": The Classes of
Certificates, if any, specified as such in the Trust Agreement for a Series.

         "Class": Collectively, all of the Certificates bearing the same designation.

         "Class B Interests": As set forth in the Trust Agreement.

         "Clearing Agency": The Depository Trust Company, or any successor organization or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission thereunder.

         "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date": The date on which Certificates are issued by a Trust as set forth in the related Trust Agreement.

         "Collection Account": The collection account or accounts identified in or established in connection with the Servicing Agreement or Agreements identified in the Trust Agreement.

         "Condemnation Proceeds": All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

         "Code": The Internal Revenue Code of 1986, as amended.

         "Contract of Insurance Holder": Any FHA approved mortgagee identified as such in the Trust Agreement or any Servicing Agreement.

         "Contractually Delinquent": With respect to any Mortgage Loan, having one or more uncured delinquencies in respect of payment at any time during the term of such Mortgage Loan.

         "Corporate Trust Office": The respective principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered.

         "Custody Agreement": The Custody Agreement or Agreements identified in the Trust Agreement.

         "Custodian": The Custodian or Custodians identified in the Trust Agreement, which shall hold all or a portion of the Trustee Mortgage Loan Files with respect to a Series.

         "Cut-off Date": The date specified as such in the Trust Agreement.

         "Defect Discovery Date": With respect to a Mortgage Loan, the date on which either the Trustee or the Servicer first discovers a Qualification Defect affecting the Mortgage Loan.

         "Depositor": GS Mortgage Securities Corp., a Delaware corporation, and its successors.

         "Determination Date": As set forth in the Trust Agreement.

         "Disqualified Organization": Either (a) the United States, (b) any state or political subdivision thereof, (c) any foreign government, (d) any international organization, (e) any agency or instrumentality of any of the foregoing, (f) any tax-exempt organization (other than a cooperative described in section 521 of the Code) that is exempt from federal income tax unless such organization is subject to tax under the unrelated business taxable income provisions of the Code, (g) any organization described in section 1381(a)(2)(C) of the Code, or (h) any other entity identified as a disqualified organization by the REMIC Provisions. A corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

         "Disqualified Organization Affidavit": An affidavit substantially in the form of Exhibit F-2.

         "Distribution Account": An Eligible Account maintained by the Trustee for REMIC III. Unless otherwise provided in the Trust Agreement, the Distribution Account shall be considered an asset of REMIC III.

         "Distribution Date": Except as otherwise provided in the Trust Agreement, the Business Day after the Remittance Date in any month, commencing in the month following the Closing Date.

         "Distribution Statement": As defined in Section 4.01.

         "Due Date": The first day of a calendar month.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and continuing through the first day of the month in which such Distribution Date occurs.

         "Eligible Account": A trust account (i) maintained by a depository institution, the long-term unsecured debt obligations are rated by the Rating Agency in one of its two highest rating categories at the time of any deposit therein, (ii) maintained with the Trustee or (iii) an account otherwise acceptable to the Rating Agency. If the definition of Eligible Account is met, the Certificate Account may be maintained with the Trustee or any of its related affiliates.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default": As defined in the applicable Servicing
Agreement.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "Final Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit B hereto provided by the Trustee (or the Custodian) on or before the first anniversary of the Closing Date pursuant to Section 2.02 hereof.

         "Fiscal Year": Unless otherwise provided in the Trust Agreement, the fiscal year of the Trust shall run from January 1 (or from the Closing Date, in the case of the first fiscal year) through the last day of December.

         "Fraud Losses": Losses on Mortgage Loans resulting from fraud, dishonesty or misrepresentation in the origination of such Mortgage Loans.

         "GSMC": Goldman Sachs Mortgage Company, and its successors and assigns.

         "Holders" or "Certificateholders": The holders of the Certificates, as shown on the Certificate Register maintained by the Trustee.

         "Independent": When used with respect to any specified Person, another Person who (a) is in fact independent of the Depositor, the Initial Purchaser, the Trustee, each Servicer or GSMC, any obligor upon the Certificates or any Affiliate of the Depositor, the Initial Purchaser, the Trustee, each Servicer or GSMC or such obligor, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Initial Purchaser, the Trustee, each Servicer or GSMC or in any such obligor or in an Affiliate of the Depositor, the Trustee, each Servicer or GSMC or such obligor, and (c) is not connected with the Depositor, the Initial Purchaser, the Trustee, each Servicer or GSMC or any such obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Depositor, the Initial Purchaser, the Trustee, any applicable Servicer or GSMC in the exercise of reasonable care by such Person, as the case may be, and approved by the Trustee, and such opinion or certificate shall state that the Person executing the same has read this definition and that such Person is independent within the meaning thereof.

         "Initial Purchaser": Goldman, Sachs & Co.

         "Initial Certificate Balance": With respect to any Certificate or Class of Certificates, the Certificate Balance of such Certificate or Class of Certificates as of the Closing Date.

         "Insurance Proceeds": Proceeds of any Federal Insurance, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the related Servicer would follow in servicing mortgage loans held for its own account.

         "Insurer": Any issuer of an insurance policy relating to the Mortgage Loans or Certificates of a Series.

         "Interest": The REMIC interests that are established by the Trust for purposes of the REMIC Provisions. The Interests shall be Regular Interests in, and assets of, the REMICs specified in the Trust Agreement.

         "JPMorgan Chase": JPMorgan Chase Bank.

         "Liquidation Loss": The excess, upon a disposition of a defaulted Mortgage Loan, of (i) the amount owed by the Borrower thereunder, including all Advances, over (ii) the Liquidation Proceeds thereof.

         "Liquidation Proceeds": Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the related Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, including amounts received following the disposition of an REO Property pursuant to the applicable Servicing Agreement less costs and expenses of such foreclosure sale.

         "Loan-to-Value Ratio": For purposes of the REMIC Provisions, the ratio that results when the Unpaid Principal Balance of a Mortgage Loan is divided by the fair market value of the Mortgaged Premises (or, in the case of a Mortgage Loan that is secured by a leasehold interest, the fair market value of the leasehold interest and any improvements thereon). For purposes of determining that ratio, the fair market value of the Mortgaged Premises (or leasehold interest, as the case may be) must be reduced by (i) the full amount of any lien on the Mortgaged Premises (or leasehold interest, as the case may be) that is senior to the Mortgage Loan and (ii) a pro rata portion of any lien that is in parity with the Mortgage Loan.

         "Lost Document Affidavit": An affidavit, in recordable form, in which the Seller of a Mortgage Loan represents, warrants and covenants that: (i) immediately prior to the transfer of such Mortgage Loan under the related Sale Agreement, such Seller was the lawful owner of the Mortgage Loan and the Seller has not canceled, altered, assigned or hypothecated the Mortgage Note or the related Mortgage, (ii) the missing document was not located after a thorough and diligent search by the Seller, (iii) in the event that the missing document ever comes into the Seller's possession, custody or power, the Seller covenants immediately and without further consideration to surrender such document to the Trustee, and (iv) that it shall indemnify and hold harmless the Trust, its successors, and assigns, against any loss, liability, or damage, including reasonable attorney's fees, resulting from the unavailability of any originals of any such documents or of a complete chain of intervening endorsements, as the case may be.

         "Modification Loss": A decrease in the total payments due from a Borrower as a result of a modification of such Mortgage Loans following a default or reasonably expected default thereon. If a Modification Loss results in a decrease in the Note Rate of a Mortgage Loan, such Modification Loss shall be treated as occurring on each Due Date to the extent of such decrease.

         "Month End Interest Shortfall": For any Distribution Date, the aggregate Prepayment Interest Shortfall Amount for the Mortgage Loans, to the extent not paid out of the Servicer's Servicing Fee pursuant to the applicable Servicing Agreement.

         "Monthly Advance": The aggregate amount of the (i) advances made by a Servicer on any Remittance Date in respect of delinquent Monthly Payments pursuant to the applicable Servicing Agreement and (ii) any Administrator Advances made in respect of any such delinquent Monthly Payment pursuant to Section 3.05.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal thereof and interest thereon due in any month under the terms thereof.

         "Mortgage Loan": The mortgage loans sold by the Depositor to the Trust as listed on the Mortgage Loan Schedule to the Trust Agreement. Unless the context indicates otherwise the term "Mortgage Loan" includes any REO Property held by the Trust.

         "Mortgage Loan Schedule": The list of Mortgage Loans sold by the Depositor to the Trust, which Schedule is attached to the Trust Agreement and to the applicable Custody Agreement, and which shall set forth for each Mortgage Loan the following information:

         (a) the Servicer (Depositor) loan number;

         (b) the Borrower's name;

         (c) the original principal balance; and

         (d) the Scheduled Principal Balance as of the Cut off Date;

together with such additional information as may be reasonably requested by the Trustee.

         "Mortgaged Premises": The real property securing repayment of the debt evidenced by a Note.

         "Mortgagor": Borrower.

         "Net Rate": Unless otherwise provided in the Trust Agreement, with respect to each Mortgage Loan, the Note Rate of that Mortgage Loan less the Administrative Cost Rate applicable thereto.

         "Non-U.S. Person": A foreign person within the meaning of Treasury Regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, (iii) an estate that is subject to United States federal income tax regardless of the source of its income or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of the trust) who would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code on income derived from the Residual Certificates.

         "Non-U.S. Person Affidavit": An affidavit substantially in the form of Exhibit G-1 hereto.

         "Note": A manually executed written instrument evidencing the Borrower's promise to repay a stated sum of money, plus interest, to the holder of the Note by a specific date according to a schedule of principal and interest payments.

         "Note Rate": The rate of interest borne by each Note according to its terms.

         "Officer": When used with respect to the Trustee, any senior vice president, any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant secretary in the Corporate Trust Office of the Trustee, as the case may be, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers and having direct responsibility for the administration of this Agreement, and also to whom with respect to a particular corporate trust matter such matter is referred because of such officer's knowledge of and familiarity with the particular subject. With respect to any other Person, the chairman of the board, the president, a vice president (however designated), the treasurer or controller.

         "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Depositor or a Servicer, acceptable to the Trustee and the Servicer, as applicable. An Opinion of Counsel relating to tax matters must be an opinion of Independent counsel.

         "Par Price": An amount equal to (i) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued interest thereon at the Note Rate to the Due Date in the month in which the Termination Price is distributed to Certificateholders, plus (ii) the lesser of (A) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued interest thereon at the Note Rate (less the related Servicing Fee Rate) to the Due Date in the month in which the Termination Price is distributed to Certificateholders, and (B) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Trustee.

         "Paying Agent": The paying agent appointed pursuant to Section
5.08 hereof.

         "Payoff": Any payment or other recovery of principal on a Mortgage Loan equal to the Unpaid Principal Balance of such Mortgage Loan, received in advance of the last scheduled Due Date, including any prepayment penalty or premium thereon, which is accompanied by an amount of interest representing scheduled interest from the Due Date interest was last paid by the Mortgagor to the date of such prepayment.

         "Percentage Interest": With respect to any Certificate to which principal is assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Balance of such Certificate and the denominator of which is the aggregate Certificate Balance of all of the Certificates of such Class as of the Closing Date. With respect to any Certificate to which a principal balance is not assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, as stated on the face of such Certificate.

         "Permitted Investments": Permitted Investments shall consist of the following:

                  (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase obligations (the collateral for which is held by a third party or the Trustee) with respect to any security described in clause (i) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agency in its highest long-term unsecured debt rating categories;

                  (iii) certificates of deposit, time deposits and bankers' acceptances of any bank or trust company (including the Trustee) incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such bank or trust company at the date of acquisition thereof have been rated by the Rating Agency in one of its two highest long-term unsecured debt rating categories;

                  (iv) commercial paper (having original maturities of not more than 270 days) of any corporation (including an affiliate of the Trustee) incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agency in its highest short-term unsecured debt rating available (i.e., "P-1" by Moody's Investors Service, Inc. "A-1+" by Standard & Poor's Ratings Services and "F-1+" by Fitch, Inc.);

                  (v) money market funds administered by the Trustee or any of its affiliates; and

                  (vi) any other demand, money market or time deposit or obligation, or interest-bearing or other security or investment as would not affect the then current rating of the Certificates by any Rating Agency (which shall include money market funds rated in the highest long-term rating category with portfolios consisting solely of obligations in clauses
(i) through (iv) above).

provided, however, that no investment described above shall constitute a Permitted Investment (A) if such investment evidences either the right to receive (i) only interest with respect to the obligations underlying such instrument or (ii) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations or (B) if such investment is not a "permitted investment" for purposes of the REMIC Provisions; and provided further, that no investment described above shall constitute a Permitted Investment unless such investment matures no later than the Business Day immediately preceding the Distribution Date on which the funds invested therein are required to be distributed (or, in the case of an investment that is an obligation of the institution in which the account is maintained, no later than such Distribution Date). The Trustee shall not sell or permit the sale of any Permitted Investment unless it shall have determined that such a sale would not result in a prohibited transaction in which a gain would be realized under the REMIC Provisions.

         "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

         "Plan Asset Regulations": The Department of Labor regulations set forth in 29 C.F.R.ss.2510.3-101, as amended from time to time.

         "Plan Investor": Any Plan, any Person acting on behalf of a Plan or any Person using the assets of a Plan.

         "Prepayment Period": Unless otherwise specified in the Trust Agreement, with respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         "Prime Rate": With respect to any Determination Date, the rate published as the "Prime Rate" in the "Money Rates" section or other comparable section of The Wall Street Journal on such date. In the event The Wall Street Journal publishes a prime rate range, the average of that range, as determined by the Trustee, shall be the Prime Rate. In the event The Wall Street Journal no longer publishes a "Prime Rate" entry, the Trustee shall designate a new methodology for determining the Prime Rate based on comparable data.

         "Principal Prepayment Amount": As defined in the Trust Agreement.

         "Private Residual Certificate": Any Class of Certificates designated as such in the Trust Agreement.

         "Private Certificate": Any Class of Certificates designated as such in the Trust Agreement.

         "Purchase Price": With respect to a Mortgage Loan purchased from the Trust, an amount equal to the Scheduled Principal Balance of the Mortgage Loan, plus accrued and unpaid interest thereon at the Note Rate to the last day of the month in which the purchase occurs, less any amounts received in respect of such Mortgage Loan and being held in the Collection Account.

         "Purchaser": The Person that purchases a Mortgage Loan from the Trust pursuant to Section 2.03 hereof.

         "QIB Certificate": As defined in Section 5.5(a), a Rule 144A Agreement or a certificate substantially to the same effect.

         "Qualification Defect": With respect to a Mortgage Loan, (a) a defective document in the Trustee Mortgage Loan File, (b) the absence of a document in the Trustee Mortgage Loan File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the applicable Seller or Servicer or the Depositor but only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions. With respect to a REMIC Regular Interest or a mortgage certificate described in Section 860G(a)(3) of the Code, the failure to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

         "Qualified Institutional Buyer": Any "qualified institutional buyer" as defined in clause (a)(1) of Rule 144A.

         "Rating Agency": Any nationally recognized statistical rating agency, or its successor, that on the Closing Date rated one or more Classes of the Certificates at the request of the Depositor and identified in the Trust Agreement. If such agency or a successor is no longer in existence, the "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to any long-term rating category of a Rating Agency shall mean such rating category without regard to any plus or minus or numerical designation.

         "Realized Loss": A Liquidation Loss, a Modification Loss or a Bankruptcy Loss, in each case, to the extent not covered by Insurance Proceeds.

         "Record Date": With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Regular Interest": An interest in a REMIC that is designated in the Trust Agreement as a "regular interest" under the REMIC Provisions.

         "Regular Certificate": Any Certificate other than a Residual Certificate and that represents a Regular Interest in a REMIC or a combination of Regular Interests in a REMIC.

         "REMIC": With respect to each Trust, each real estate mortgage investment conduit, within the meaning of the REMIC Provisions, for such Trust.

         "REMIC I": The REMIC consisting primarily of the Regular Interests in the Mortgage Loans and the Certificate Account.

         "REMIC I Interests": The interests issued by the Trust that represent the Regular Interests in REMIC I.

         "REMIC II": The REMIC consisting primarily of the Regular Interests in REMIC I and the Sub-Distribution Account.

         "REMIC II Distribution Account": With respect to a Triple REMIC Series, an Eligible Account maintained by the Trustee for REMIC II, which REMIC II Distribution Account shall be considered an asset of REMIC II.

         "REMIC II Interests": The interests issued by the Trust that represent the Regular Interests in REMIC II.

         "REMIC Provisions": Provisions of the Code relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, related Code provisions, and regulations, announcements and rulings thereunder, as the foregoing may be in effect from time to time.

         "Remittance Date":  As defined in the Trust Agreement.

         "Remittance Report": The report (either a data file or hard copy) that is prepared by the Servicer for the Trustee and contains the information specified in any designated exhibit attached to the Servicing Agreement.

         "REO Disposition": The receipt by the applicable Servicer of Insurance Proceeds and other payments and recoveries (including Liquidation Proceeds) which the Servicer recovers from the sale or other disposition of an REO Property.

         "Request for Release": A request signed by an Officer of the Servicer, requesting that the Trustee (or applicable Custodian) release the Trustee Mortgage Loan File to such Servicer for the purpose set forth in such release, in accordance with the terms of the Servicing Agreement and these Standard Terms.

         "Reserve Fund": Unless otherwise provided in the Trust Agreement, any fund in the Trust Estate other than (a) the Certificate Account, Distribution Account and Termination Account and (b) any other fund that is expressly excluded from a REMIC.

         "Residual Certificate": Any one of the Certificates designated as such in the Trust Agreement.

         "Residual Interest": An interest in a REMIC that is designated as a "residual interest" under the REMIC Provisions.

         "Residual Transferee Agreement": An agreement substantially in the form of Exhibit F hereto.

         "Rule 144A": Rule 144A promulgated by the Securities and Exchange Commission, as the same may be amended from time to time.

         "Rule 144A Agreement": An agreement substantially in the form of Exhibit C hereto.

         "Rule 144A Certificates": Any Class of Certificates designated as such in the Trust Agreement.

         "Sale Agreement": The Sales Agreement or Agreements identified in the Trust Agreement.

         "Scheduled Principal Balance": For any Mortgage Loan as of any Due Date subsequent to the Cut-Off Date up to and including the date on which such Mortgage Loan is finally liquidated or repurchased from the Trustee, the scheduled principal balance thereof as of the Cut-off Date, increased by the amount of negative amortization, if any, with respect thereto, and reduced by (i) the principal portion of all Monthly Payments due on or before such Due Date, whether or not paid by the Borrower or advanced by a Servicer, the Trustee or an Insurer, net of any portion thereof that represents principal due on a Due Date occurring on or before the date on which such proceeds were received, (ii) the principal portion of all Prepayments, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and Payoffs received on or before the last day of the Prepayment Period preceding such date of determination, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan.

         "Securities Act": The Securities Act of 1933, as amended.

         "Seller": The Seller or Sellers identified in the Trust Agreement.

         "Senior Percentage": The percentage, if any, calculated as set forth in the Trust Agreement.

         "Senior Prepayment Percentage": The percentage, if any, calculated as set forth in the Trust Agreement.

         "Series": A group of Certificates issued by a separate Trust.

         "Servicer": The Servicer or Servicers identified in the Servicing Agreement or Agreements.

         "Servicer Compensation": The Servicing Fee and any additional compensation as specified in the Servicing Agreement or Agreements.

         "Servicer Mortgage Loan File": With respect to each Mortgage Loan, the related Mortgage File, as that term is defined in the related Servicing Agreement.

         "Servicing Agreement": The Servicing Agreement or Agreements identified in the Trust Agreement.

         "Servicing Fee": Unless otherwise provided in the Trust Agreement, in any month, an amount equal to one-twelfth of the Servicing Fee Rate multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding a Distribution Date without taking into account any payment of principal due or made on such Due Date.

         "Servicing Fee Rate": The rate or rates specified as such in the applicable Servicing Agreement.

         "Shortfall": Month End Interest Shortfall and Soldiers' and Sailors' Shortfall.

         "Soldiers' and Sailors' Shortfall": Interest losses on a Mortgage Loan resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940.

         "Special Tax Consent": The written consent of the Holder of a Residual Certificate to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Holder's Residual Certificate.

         "Special Tax Opinion": An Opinion of Counsel that a proposed transaction or activity will not (a) affect adversely the status of any REMIC as a REMIC or of the Regular Interests as the "regular interests" therein under the REMIC Provisions, (b) affect the payment of interest or principal on the Regular Interests, or (c) result in the encumbrance of the Mortgage Loans by a tax lien.

         "Standard Terms": These Standard Terms, as amended or supplemented, incorporated by reference in a Trust Agreement.

         "Tax Matters Person": The Trustee, which will act as tax matters person (within the meaning of the REMIC Provisions) of a REMIC.

         "Terminating Purchase": The purchase of all Mortgage Loans and each REO Property owned by a Trust pursuant to Section 9.02 hereof.

         "Termination Account": An escrow account maintained by the Trustee into which any Trust funds not distributed on the Distribution Date on which the earlier of (a) a Terminating Purchase or (b) the final payment or other Liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust is made are deposited. The Termination Account shall be an Eligible Account.

         "Termination Price": The greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust (as determined by the Trustee in consultation with the Initial Purchaser (or, if the Initial Purchaser is unwilling or unable to serve in that capacity, a financial advisor selected by the Trustee in a commercially reasonable manner, whose fees will be an expense of the Depositor (or other party causing the Termination Purchase)) based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 9.03; provided, however, that in determining such aggregate fair market value, the Trustee shall be entitled to conclusively rely on such bids or the opinion of a nationally recognized investment banker (the fees of which shall be an expense of the Trust. The fair market value of the assets in the Trust or the appraised value of any REO Property shall be based upon the inclusion of accrued interest to the last day of the month in which the Termination Price is distributed to the Certificateholders, at the applicable Note Rate (less the related Administrative Cost Rate) on the Scheduled Principal Balance of each Mortgage Loan (including any Mortgage Loan which became an REO Property as to which an REO Property Disposition has not occurred).

         "Transferee Agreement": An agreement substantially in the form of Exhibit D hereto.

         "Trust": The trust formed pursuant to the Trust Agreement.

         "Trust Agreement" or this "Agreement": The Trust Agreement, dated as of November 1, 2001, among the Depositor and the Trustee relating to the issuance of Certificates, and into which these Standard Terms are incorporated by reference.

         "Trust Estate": The segregated pool of assets sold and assigned to the Trust by the Depositor pursuant to the conveyance clause of the Trust Agreement.

         "Trust Receipt": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit A hereto provided by the Trustee (or the Custodian) pursuant to Section 2.02 hereof.

         "Trustee": The bank or trust company identified as the Trustee in the Trust Agreement, and its successors and assigns.

         "Trustee Fee": Unless otherwise provided in the Trust Agreement, on any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate, which is reflected in a separate fee letter agreement.

         "Trustee Fee":  The amount set forth in the Trust Agreement.

         "Trustee Mortgage Loan File": With respect to each Mortgage Loan, unless otherwise provided in the Trust Agreement, collectively, the following documents, together with any other Mortgage Loan documents held by the Trustee or the related Custodian with respect to such Mortgage Loan:

                  (i) The original executed Mortgage Note endorsed, "Pay to the order of ________________ or in the name of the Trustee, JPMorgan Chase Bank, as trustee under a Trust Agreement, dated as of November 1, 2001, without recourse", and signed in the name of the Seller (or an affiliate of such Seller, if applicable) by an officer of such Seller (or an affiliate of such Seller, if applicable), or a Lost Note Affidavit with a copy of the original Mortgage Note attached; provided that unless otherwise provided in the related Sale Agreement, the words "JPMorgan Chase Bank, as trustee under a Trust Agreement, dated as of November 1, 2001" shall be inserted into the blank; and provided that the Mortgage Note shall include all intervening original endorsements showing a complete chain of title from the originator to such Seller (or an affiliate of such Seller, if applicable);

                  (ii) The original executed Mortgage, or a certified copy thereof, in either case with evidence of recording noted thereon;

                  (iii) The original Assignment of each Mortgage from the related Seller (or its affiliate, if applicable) delivered in blank in recordable form;

                  (iv) The original or copy of a policy of title insurance, a certificate of title, or attorney's opinion of title (accompanied by an abstract of title), as the case may be, with respect to each Mortgage Loan;

                  (v) Originals of any intervening assignments of the mortgage necessary to show a complete chain of title from the original mortgagee to the Seller, or certified copies thereof, in either case with evidence of recording noted thereon; provided, that such intervening assignments may be in the form of blanket assignments, a copy of which, with evidence of recording noted thereon, shall be acceptable;

                  (vi) Originals of all modification agreements, or certified copies thereof, in either case with evidence of recording noted thereon if recordation is required to maintain the lien of the mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such modification agreement; and

                  (vii) To the extent applicable, (x) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien on the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney, and (y) an original or copy of any surety agreement or guaranty agreement.

         Notwithstanding the foregoing, with respect to any power of attorney, Mortgage, Assignment, intervening assignment, assumption agreement, modification agreement or deed of sale for which a certified copy is delivered in accordance with the foregoing, the copy must be certified as true and complete by the appropriate public recording office, or, if the original has been submitted for recording but has not yet been returned from the applicable recording office, an officer of the Seller (or a predecessor owner, a title company, closing/settlement/escrow agent or company or closing attorney) must certify the copy as a true copy of the original submitted for recordation. Copies of blanket intervening assignments, however, need not be certified.

         "UCC": The Uniform Commercial Code as in effect in the jurisdiction that governs the interpretation of the substantive provisions of the Trust Agreement, as such Uniform Commercial Code may be amended from time to time.

         "Unpaid Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance payable by the related Borrower under the terms of the Note.

         "U.S. Person":  A Person other than a Non-U.S. Person.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. Unless otherwise provided in the Trust Agreement, (a) if any Class of Certificates does not have a Certificate Balance or has an initial Certificate Balance that is less than or equal to 1% of the aggregate Certificate Balance of all of the Certificates, then 1% of Voting Rights shall be allocated to each Class of such Certificates having no Certificate Balance or a Certificate Balance equal to or less than 1% of the aggregate Certificate Balance of all Certificates; provided, however, that each class of Residual Interest Certificateholders in the Triple REMIC Series shall be treated as a separate Class of Certificateholders, and the balance of Voting Rights shall be allocated among the remaining Classes of Certificates in proportion to their respective Certificate Balances following the most recent Distribution Date, and (b) if no Class of Certificates has an initial Certificate Balance less than 1% of the aggregate Certificate Balance, then all of the Voting Rights shall be allocated among all the Classes of Certificates in proportion to their respective Certificate Balances following the most recent Distribution Date. Voting Rights allocated to each Class of Certificates shall be allocated in proportion to the respective Percentage Interests of the Holders thereof.

         "Withholding Agent": The Trustee or its designated Paying Agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under Sections 1441 and 1442 of the Code and the Treasury regulations thereunder.

                                 ARTICLE II

                            MORTGAGE LOAN FILES

         Section 2.01 Mortgage Loan Files. Pursuant to the Trust Agreement, the Depositor has sold to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans, any and all rights, privileges and benefits accruing to the Depositor under each Assignment Agreement, each Sale Agreement, and each Servicing Agreement with respect to the Mortgage Loans, including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders as set forth in the conveyance clause of the Trust Agreement. Such assignment includes all of the Depositor's rights to Monthly Payments on the Mortgage Loans due after the Cut-off Date, and all other payments of principal (and interest) made on or after the Cut-off Date that are reflected in the initial aggregate Certificate Balance for a Trust.

         In connection with such transfer and assignment, the Depositor shall deliver, or cause to be delivered, to the Trustee or the Custodian on or before the Closing Date, with respect to each Mortgage Loan, the Trustee Mortgage Loan File that was delivered to such Custodian by the Servicer. If any Mortgage or an Assignment of a Mortgage to the Trustee or any prior Assignment is in the process of being recorded on the Closing Date, the Depositor shall cause each such original recorded document or certified copy thereof, to be delivered to the Trustee or the related Custodian promptly following its recordation and return to the Depositor.

         Section 2.02 Acceptance by the Trustee

         (a) By its execution of the Trust Agreement, the Trustee acknowledges and declares that it or the Custodian holds and will hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to it or any such Custodian from time to time with respect to a Mortgage Loan and all assets included in the definition of "Trust Estate" in the Trust Agreement in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee represents and warrants that (i) it acquired the Mortgage Loans on behalf of the Trust from the Depositor in good faith, for value, and without actual notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA) (it being understood that the Trustee has not undertaken searches (lien records or otherwise) of any public records), (ii) except as permitted in the Trust Agreement, it has not and will not, in any capacity, assert any claim or interest in the Mortgage Loans and will hold (or its agent will hold) such Mortgage Loans and the proceeds thereof in trust pursuant to the terms of the Trust Agreement, and (iii) it has not encumbered or transferred its right, title or interest in the Mortgage Loans.

         (b) The Trustee will cause the Custodian to review, for the benefit of the Certificateholders and the parties hereto, each Trustee Mortgage Loan File and deliver to the Trustee (with a copy to the Depositor) on the Closing Date a Trust Receipt with respect to each Mortgage Loan to the effect that, except as specifically noted on a schedule of exceptions thereto (the "Exceptions List"):

                  (i) all documents required to be delivered to it pursuant to clause (a) through (f) of the definition of Trustee Mortgage Loan File are in the Trustee's or Custodian's possession;

                  (ii) all documents required to be delivered to it pursuant to clause 1(g) of the definition of Trustee Mortgage Loan File are in the Trustee's or Custodian's possession, provided that

                           (A) the Custodian shall have no obligation to
                  verify the receipt of any such documents the existence of which was not made known to the Custodian by the Trustee Mortgage Loan File, and

                           (B) the Custodian shall have no obligation to
                  determine whether recordation of any such modification is necessary;

                  (iii) all powers of attorney required to be delivered to it pursuant to clause (h) of the definition of Trustee Mortgage Loan File are in the Custodian's possession, provided that

                           (A) the Custodian shall have no obligations to
                  verify the receipt of any such documents the existence of which was not made known to the Custodian by the Trustee Mortgage Loan File, and

                           (B) the Custodian shall have no obligation to
                  determine whether recordation of any such power of attorney is necessary (except that the Custodian shall conclude that if the document to which such power of attorney relates is a mortgage, interim assignment, assignment or a document that was recorded, then the Custodian shall conclude that such power of attorney should have been recorded);

                  (iv) all documents have been examined by the Custodian and appear regular on their face and to relate to the Mortgage Loans; and

                  (v) that each Mortgage Note has been endorsed and each Assignment of Mortgage has been assigned as described in the definition of Trustee Mortgage Loan File, provided that the Custodian shall have no obligation to confirm that the assignments are in recordable form.

         In making the verification required by this Section 2.02(b), the Custodian may rely conclusively on the Mortgage Loan Schedule attached hereto, and the Custodian shall have no obligation to independently verify the correctness of such Mortgage Loan Schedule.

         (c) It is understood that before delivering the Trust Receipt, the Custodian, on behalf of the Trustee, shall examine the Mortgage Loan Documents to confirm the following (and shall report any exceptions to these confirmations in the Exceptions Report attached to the Trust Receipt):

                  (i) each Mortgage Note, Mortgage, assumption, modification, guaranty, power of attorney and deed of sale bears a signature or signatures that appear to be original and that purport to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

                  (ii) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, neither the Mortgage nor any Assignment, on the face or the reverse side(s) thereof, contains evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

                  (iii) the principal amount of the indebtedness secured by the Mortgage is identical to the original principal amount of the Mortgage Note;

                  (iv) the interest rate shown on the Mortgage Loan
Schedule is identical to the interest rate shown on the Mortgage Note;

                  (v) the Assignment of the Mortgage from the related Seller (or its affiliate, if applicable) to the Trustee is in the form required pursuant to clause (c) of the definition of Trustee Mortgage Loan File, and bears the signature of the related Seller (or its affiliate, if applicable) that appears to be an original and any other necessary party or, if photocopies are permitted, such copies bear a reproduction of such signature or signatures;

                  (vi) if intervening assignments are included in the Trustee Mortgage Loan File, each such intervening assignment bears the signature of the mortgagee and/or the assignor (and any other necessary party) that appears to be an original or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures; and

                  (vii) the title insurance policy or certificate of title is for an amount not less than the original principal amount of the related note.

         (d) Prior to the first anniversary date of the Closing Date, the Custodian shall deliver to the Depositor, the Trustee and each Servicer a Final Certification evidencing the completeness of the Trustee Mortgage Loan File for each Mortgage Loan, with any applicable exceptions noted on such Certification.

         (e) No later than the fifth Business Day of each month, commencing the first month following the month in which the Closing Date occurs, the Custodian shall deliver to each Servicer (or such other party responsible for recordation of any Mortgages and/or Assignments as specified in the related Servicing Agreement), and the Depositor in hard copy format (and, if requested, in electronic format), the Exceptions List, updated to remove exceptions cured since the Closing Date. In addition, such monthly reports shall list any document with respect to which the related Seller delivered a copy certifying that the original had been sent for recording, until such time as the related Seller or Servicer delivers to the Trustee (or Custodian) the original of such document or a copy thereof certified by the appropriate public recording office.

         (f) In lieu of taking possession of the Trustee Mortgage Loan Files and reviewing such files itself, the Trustee shall, in accordance with Section 8.11 hereof, appoint one or more Custodians to hold the Trustee Mortgage Loan Files on its behalf and to review them as provided in this Section 2.02. The Depositor shall, upon notice of the appointment of a Custodian, deliver or cause to be delivered all documents to the Custodian that would otherwise be deliverable to the Trustee. In such event, the Trustee shall obtain from each such Custodian, within the specified times, the Trust Receipt and the Final Certifications with respect to those Mortgage Loans held and reviewed by such Custodian and may deliver (or cause the Custodian to deliver) such Certifications and Reports to the Depositor in satisfaction of the Trustee's obligation to prepare such Certifications and Reports (it being understood that absent actual knowledge to the contrary, the Trustee may conclusively rely on the certifications provided by such Custodian). The Trustee shall notify the Custodian of any notices delivered to the Trustee with respect to those Trustee Mortgage Loan Files.

         Section 2.03 Purchase of Mortgage Loans by the Servicer, the Seller, GSMC or the Depositor.

         (a) Servicer Breach. In addition to taking any action required pursuant to Section 7.01 hereof, upon discovery by a Responsible Officer of the Trustee or notice to the Trustee of any breach by any Servicer of any representation, warranty or covenant under the related Servicing Agreement, which breach materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Trust therein if the Trust incurs or may incur a loss as a result of such breach), the Trustee shall promptly request that such Servicer of such Mortgage Loan cure such breach, and if such Servicer does not cure such breach in all material respects by the end of the cure period set forth in the related Servicing Agreement, shall enforce such Servicer's obligation under such Servicing Agreement to purchase such Mortgage Loan from the Trustee. Notwithstanding the foregoing, however, if such breach results in or is a Qualification Defect, such cure, purchase or substitution must take place within 75 days of the Defect Discovery Date.

         (b) Sellers' Breach. Upon discovery by a Responsible Officer of the Trustee or notice to the Trustee of any defective or missing document (as described in the related Sale Agreement) in a Trustee Mortgage Loan File, or of any breach by any Seller of any representation, warranty or covenant under the related Sale Agreement, which defect or breach materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Trustee shall promptly request that such Seller cure such breach and, if such Seller does not cure such defect or breach in all material respects by the end of the cure period specified in such Sale Agreement and any extension of the cure period granted as permitted by such Sale Agreement, shall enforce such Seller's obligation under such Sale Agreement to purchase such Mortgage Loan from the Trustee.

         In the event any Servicer has breached a representation or warranty under the related Servicing Agreement that is substantially identical to a representation or warranty breached by a Seller, the Trustee shall first proceed against such Servicer. If such Servicer does not within 60 days (or such other period provided in the related Servicing Agreement) after notification of the breach, either take steps to cure such breach (which may be evidenced by a certificate asking for an extension of time in which to effectuate a cure) or complete the purchase of the Mortgage Loan, then (i) the Trustee, shall enforce the obligations of the Seller under the related Sale Agreement to cure such breach or to purchase the Mortgage Loan from the Trust, and (ii) such Seller shall succeed to the rights of the Trustee to enforce the obligations of the Servicer to cure such breach or repurchase such Mortgage Loan under the Servicing Agreement with respect to such Mortgage Loan.

         Notwithstanding the foregoing, however, if any breach of a representation or warranty by the Servicer or of a Seller is a Qualification Defect, a cure or purchase must take place within 75 days of the Defect Discovery Date.

         (c) GSMC Breach. Upon its discovery or notice to it of any breach by GSMC of any representation, warranty or covenant under any Assignment Agreement which materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Trustee, shall promptly request that GSMC cure such breach and, if GSMC does not cure such breach in all material respects within 90 days from the date on which it is notified of the breach, shall enforce GSMC's obligation under such Assignment Agreement to purchase such Mortgage Loan from the Trustee.

         (d) Depositor Breach. Within 90 days of the earlier of its discovery or receipt of notice by the Depositor of the breach of any of its representations or warranties set forth in Section 2.04 hereof with respect to any Mortgage Loan, which breach materially and adversely affects the value of the related Mortgage Loan or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Depositor shall (i) cure such breach in all material respects, or (ii) purchase the Mortgage Loan from the Trustee.

         In the event the Depositor has breached a representation or warranty under Section 2.04 hereof that is substantially identical to a representation or warranty breached by a Servicer or Seller, the Trustee shall first proceed against the applicable Servicer or Seller, as appropriate. If such Servicer or Seller, as appropriate, does not within the cure period set forth in the related Sale Agreement or Servicing Agreement, as applicable, either take steps to cure such breach (which may be evidenced by a certificate asking for an extension of time in which to effectuate a cure) or complete the purchase of or substitution for the Mortgage Loan, then (i) the Trustee shall enforce the obligations of the Depositor to cure such breach or to purchase the Mortgage Loan from the Trust, and (ii) the Depositor shall succeed to the rights of the Trustee to enforce the obligations of such Servicer or Seller to cure such breach or repurchase such Mortgage Loan under the related Servicing Agreement or Sale Agreement with respect to such Mortgage Loan.

         Notwithstanding the foregoing, however, if any breach of a representation or warranty by the Depositor is a Qualification Defect, a cure or purchase must take place within 75 days of the Defect Discovery Date.

         (e) Purchase Price. The purchase of any Mortgage Loan from the Trust pursuant to this Section 2.03 shall be effected for its Purchase Price. If the Purchaser is the related Servicer, the Purchase Price shall be deposited in the Collection Account. If the Purchaser is other than such Servicer, an amount equal to the Purchase Price shall be deposited into the Certificate Account. Within five Business Days of its receipt of such funds or certification by the appropriate Servicer that such funds have been deposited in the related Collection Account, the Trustee shall release or cause the applicable Custodian to release to the Purchaser or its designee the related Trustee Mortgage Loan File and, at the request of the Purchaser, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, in form as presented by the Purchaser and satisfactory to the Trustee, as shall be necessary to vest in the Purchaser title to any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Trustee Mortgage Loan File.

         (f) Determination of Purchase Price. The Trustee will be responsible for determining the Purchase Price for any Mortgage Loan that is sold by the Trust or with respect to which provision is made for the escrow of funds pursuant to this Section 2.03 and shall at the time of any purchase or escrow certify such amounts to the Depositor; provided that the Trustee may consult with the Servicer to determine the Purchase Price unless the Servicer is the Purchaser of such Mortgage Loan. If, for whatever reason, the Trustee shall determine that there is a miscalculation of the amount to be paid to the Trust, the Trustee shall from monies in the Certificate Account return any overpayment that the Trust received as a result of such miscalculation to the applicable Purchaser upon the discovery of such overpayment, and the Trustee shall collect from the applicable Purchaser for deposit to the Securities Account any underpayment that resulted from such miscalculation upon the discovery of such underpayment. Recovery may be made either directly or by set-off of all or any part of such underpayment against amounts owed by the Trust to such Purchaser.

         (g) Qualification Defect. If (A) any person required to cure or purchase under subsections 2.03(a), 2.03(b), 2.03(c) or 2.03(d) of these Standard Terms or under a separate agreement for a Mortgage Loan affected by a Qualification Defect fails to perform within the earlier of (1) 75 days of the Defect Discovery Date or (2) the time limit set forth in those subsections or that separate agreement or (B) no person is obligated to cure or purchase a Mortgage Loan affected by a Qualification Defect, the Trustee shall dispose of such Mortgage Loan in such manner and for such price as the Trustee determines are appropriate, provided that the removal of such Mortgage Loan occurs no later than the 90th day from the Defect Discovery Date. If the Servicer is not the person required to cure or repurchase the Mortgage Loan, the Trustee may consult with such Servicer to determine an appropriate manner of disposition for and price for such Mortgage Loan. It is the express intent of the parties that a Mortgage Loan affected by a Qualification Defect be removed from the Trust by the 90th day from the Defect Discovery Date so that the related REMIC(s) will continue to qualify as a REMIC. Accordingly, the Trustee is not required to sell an affected Mortgage Loan for its fair market value nor shall the Trustee be required to make up any shortfall resulting from the sale of such Mortgage Loan. The person failing to perform under subsections 2.03(a), 2.03(b), 2.03(c) or 2.03(d) of these Standard Terms shall be liable to the Trust for (i) any difference between (A) the Unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon at the Note Rate to the date of disposition and (B) the net amount received by the Trustee from the disposition (after the payment of related expenses),
(ii) interest on such difference at the Note Rate (less the Administrative Cost Rate) from the date of disposition to the date of payment and (iii) any legal and other expenses incurred by or on behalf of the Trust in seeking such payments. The Trustee shall pursue the legal remedies of the Trust on the Trust's behalf and the Trust shall reimburse the Trustee for any legal or other expenses of the Trustee related to such pursuit not recovered from such person.

         (h) Unless otherwise provided in the applicable Sale Agreement, and notwithstanding Section 2.03(b) hereof, if a Seller concludes at the end of any applicable cure period (and any extension thereof) that a document required to be included in the Trustee Mortgage Loan File cannot be found or replaced, the Seller may, in lieu of immediately repurchasing the related Mortgage Loan, provide (a) a Lost Document Affidavit and (b) Opinion of Counsel that the missing document does not constitute a Qualification Defect. In that event, the Trustee shall not require such Seller immediately to repurchase the Mortgage Loan, but, if at any time there is any loss, liability, or damage, including reasonable attorney's fees, resulting from the unavailability of any originals of any such documents or of a complete chain of intervening endorsements, as the case may be (collectively, "Losses"), the Trustee shall enforce the Seller's obligation to indemnify the Trust for such Losses.

         (i) Notices. Any Person required under this Section 2.03 to give notice or to make a request of another Person to give notice shall give such notice or make such request promptly.

         (j) No Other Enforcement Obligation. Except as specifically set forth herein, the Trustee shall have no responsibility to enforce any provision of a Sale Agreement, Servicing Agreement or Assignment Agreement assigned to it hereunder, to oversee compliance thereof, or to take notice of any breach or default thereof. No successor servicer shall have any obligation to repurchase a Mortgage Loan except to the extent specifically set forth in the Servicing Agreement signed by such substitute servicer.

         Section 2.04 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein:

         (a) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to enter into and perform its obligations under the Trust Agreement;

         (b) The Trust Agreement has been duly executed and delivered by the Depositor, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding agreement of the Depositor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

         (c) The execution, delivery and performance by the Depositor of the Trust Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof;

         (d) The execution and delivery of this Trust Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery by the Depositor of the Trust Agreement, nor the consummation by the Depositor of the transactions therein contemplated, nor consummation of the transactions therein contemplated, nor compliance by the Depositor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or by-laws of the Depositor or any law, governmental rule or regulation or any judgment, decree or order binding on the Depositor or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Depositor is a party or by which it is bound;

         (e) There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Trust Agreement or
(B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially adversely affect its ability to perform its obligations under the Trust Agreement;

         (f) Except for the sale to the Trustee, the Depositor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein;

         (g) The Depositor has acquired its ownership in the Mortgage Loans in good faith and without notice of any adverse claim; and

         (h) The Depositor has not canceled, satisfied or subordinated in whole or in part, or rescinded the Mortgage, and the Depositor has not released any Mortgaged Property from the lien of the related Mortgage, in whole or in part, nor has the Depositor executed an instrument that would effect any such release, cancellation, subordination or rescission. The Depositor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related Federal Insurer, to the extent such approval was required.

         It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Trustee Mortgage Loan Files to the Trustee (or the Custodian) and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Depositor or the Trustee of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to the Trust Agreement, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Depositor set forth in Section 2.03(d) to cure or repurchase a Mortgage Loan constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this
Section 2.04. It is further understood and agreed that the Depositor shall be deemed not to have made the representations and warranties in this
Section 2.04 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 2.04, by the Servicer in any Servicing Agreement or the Seller in any Sale Agreement assigned to the Trustee.

         It is understood and agreed that the Depositor has made no representations or warranties to the Trust other than those contained in this Section 2.04. GSMC has made no representations or warranties to the Trust other than those in any Assignment Agreement, or in any Sale Agreement under which GSMC is acting as Seller, and no other Affiliate of the Depositor has made any representations or warrantee of any kind to the Trustee. Neither the Depositor, GSMC, nor any of the directors, officers, employees or agents of either such entity shall be under any liability to the Trust or the Certificateholders and all such Persons shall be indemnified and held harmless by the Trust for any claims, losses, penalties, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Persons may sustain as a result of or arising out of or based upon any breach of a representation, warranty or covenant made by any Servicer or Seller or any failure by any Servicer or Seller to perform its obligations in strict compliance with the terms of the related Servicing or Sale Agreement or the failure of the Trustee to perform its duties hereunder; provided, however, that this provision shall not protect the Depositor against any breach of warranties or representations made in Section 2.04 herein, or the Depositor against any breach of representations or warranties made in any Assignment Agreement or Sale Agreement.

                                ARTICLE III

                        ADMINISTRATION OF THE TRUST

         Section 3.01 Certificate Account.

         (a) Deposits. The Trustee shall establish and maintain one or more accounts in its own name and held in trust for the benefit of the Certificateholders. Each Certificate Account shall be an Eligible Account. There shall be at least one account for each REMIC, and the account belonging to the REMIC that directly owns the Mortgage Loans shall be the REMIC I Distribution Account. On each Remittance Date (or, with respect to item (iii) below, on each Distribution Date), the Trustee shall deposit into the REMIC I Distribution Account the following amounts, to the extent not previously deposited therein:

                  (i) all amounts received in respect of the related Remittance Date from each Servicer pursuant to the applicable Servicing Agreement (including Advances, if any);

                  (ii) all amounts withdrawn by the Trustee from the Collection Account pursuant to Section 3.05;

                  (iii) all Administrator Advances made pursuant to
Section 3.05;

                  (iv) the amount required to effect a Terminating Purchase pursuant to Section 9.02 and received from the Depositor (or other party causing the Terminating Purchase); and

                  (v) the amount required to be deposited from any Reserve Fund, as provided in the Trust Agreement.

         (b) Withdrawal. On each Distribution Date, the Trustee shall withdraw all monies in the Certificate Account in accordance with the amounts set forth in the statement prepared pursuant to Section 4.01 and shall distribute such amounts (together with amounts withdrawn from any Collection Account and Administrator Advances made pursuant to Section 3.05 hereof) in the following order of priority for the purposes indicated:

                  (i) to pay or reimburse the Trustee or Custodian, as applicable, for fees and expenses earned by or reimbursable to either the Trustee or the Custodian pursuant to Section 8.05 or 8.11, as applicable;

                  (ii) to refund any overpayment of the Purchase Price of a Mortgage Loan; and

                  (iii) to pay the holders of the Regular Interests and Residual Interest of the applicable REMICs, the amount of the Available Distribution Amount as provided in the Trust Agreement.

         (c) Accounting. The Trustee shall keep and maintain separate accounting (to the extent provided to it by each Servicer), on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and from the Certificate Account. No later than 21 days after each Distribution Date, the Trustee shall forward to the Depositor a statement setting forth the balance of the Certificate Account and each Interest thereof as of the close of business on the last day of the month of the Distribution Date and showing, for the one calendar month covered by the statement, any deposits and or withdrawals from the Certificate Account.

         (d) Investment. The Trustee may invest the funds on Deposit in, or otherwise to the credit of, the Certificate Account in Permitted Investments, for the benefit of the Trust and upon the direction of the Depositors, on each Remittance Date. Such Permitted Investments shall mature or be redeemable three business days prior to the Distribution Date and any net investment income therefrom shall be included in the Available Distribution Amount. In the event of a loss in the Certificate Account because of a Permitted Investment, the Depositor shall be required to deposit the amount of such loss into the Certificate Account within one Business Day of realization of such loss.

         Section 3.02 REMIC I, REMIC II and REMIC III Accounts.

         (a) The Trustee shall establish one or more Distribution Accounts in its own name, into which the Trustee shall deposit all payments on account of the Regular Interests in REMIC II that are considered assets of REMIC III and from which the Trustee shall withdraw funds to pay the Certificates evidencing an interest in REMIC III.

         (b) The Trustee shall establish one or more Sub-Distribution Accounts in its own name, into which the Trustee shall deposit all payments on account of the Regular Interests in REMIC I that are considered assets of REMIC II and from which the Trustee shall withdraw funds to pay the Certificates evidencing an interest in REMIC II.

         (c) The Trustee shall establish one or more accounts in its own name, into which the Trustee shall deposit all payments on account of the Residual Interests in REMIC II and any Regular Interests in REMIC II that are not considered assets of the REMIC III and from which the Trustee shall withdraw funds to pay the Certificates that do not evidence an interest in REMIC III. In lieu of establishing such account pursuant to this Section 3.02(c), the Trustee may pay on each Distribution Date to the Holders of the Certificates that do not evidence interests in REMIC III the amounts that are due with respect to such Certificates. In addition, upon payment in full of the Regular Interests and all administrative costs of the Trust and the REMICs in the Triple REMIC Series, (i) any amount remaining in the Certificate Account shall be distributed directly to the Holders of the Certificate representing beneficial ownership of the Residual Interest in the REMIC I, (ii) any amounts remaining in the Sub-Distribution Account will be distributed directly to the Holders of the Certificate representing beneficial ownership of the Residual Interest in REMIC II and (iii) any amounts remaining in the Distribution Account will be distributed directly to the Holders of the Certificate representing beneficial ownership of the Residual Interest in REMIC III.

         Section 3.03 Trustee to Cooperate; Release of Mortgage Files. The Trustee shall, if requested by any Servicer, execute a power of appointment pursuant to which the Trustee shall authorize, make, constitute and appoint designated officers of such Servicer with full power to execute in the name of the Trustee (without recourse, representation or warranty) any deed of reconveyance, any substitution of trustee documents or any other document to release, satisfy, cancel or discharge any Mortgage or Mortgage Loan upon its payment in full or other liquidation; provided, however, that such power of appointment shall be limited to the powers limited above; and provided, further, that such Servicer shall promptly forward to the Trustee for its files copies of all documents executed pursuant to such power of appointment.

         Pursuant to the Custodial Agreement, the Servicer may submit a Request for Release to have delivered to it the related Trustee Mortgage Loan File and a release of the Mortgaged Premises from the lien of the Mortgage. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection Account or the Certificate Account.

         Upon receipt of any other Request for Release for purposes of servicing a Mortgage Loan, including but not limited to, collection under any Insurance Policy, title insurance policy, primary mortgage insurance policy, flood insurance policy or hazard insurance policy or to effect a partial release of any Mortgaged Premises from the lien of the Mortgage, the Trustee, within five Business Days of receipt of such Request for Release, shall release, or shall cause the Custodian to release, the related Trustee Mortgage Loan File to the Servicer. Upon receipt of an Officer's Certificate of the Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee (or the Custodian) to such Servicer.

         Any Servicer may execute a written certification to have delivered to it, pursuant to the Custodial Agreement, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Premises or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity.

         Section 3.04 Amendments to Servicing Agreement. Each Servicing Agreement may be amended or supplemented from time to time by the related Servicer and the Trustee without the consent of any of the Certificateholders to (a) cure any ambiguity, (b) correct or supplement any provisions therein which may be inconsistent with any other provisions therein, (c) modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) as one or more REMICs, at all times that any Certificates are outstanding or (d) make any other provisions with respect to matters or questions arising under such Servicing Agreement or matters arising with respect to the servicing of the Mortgage Loans which are not covered by such Servicing Agreement which shall not be inconsistent with the provisions of such Servicing Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that rated the applicable Certificates to the effect that such amendment or supplement will not cause that Rating Agency to reduce or qualify the then current rating assigned to such Certificates, as well as an Opinion of Counsel that such amendment or supplement will not result in the loss by the Trust or the assets thereof of REMIC status.

         Each Servicing Agreement may also be amended from time to time by the related Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (B) adversely affect in any material respect the interests of the Holders of any Class of Certificates, or (C) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, unless each Holder of a Certificate affected by such amendment consents. For purposes of the giving or withholding of consents pursuant to this Section 3.04, Certificates registered in the name of the Depositor or an Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         Upon the written request of the Trustee together with a certification from the Servicer that any such amendment or supplement is permitted hereby, the Trustee shall join in any such amendment or supplement.

         Promptly after the execution of any such amendment the Trustee shall notify each Certificateholder of such amendment and, upon written request, shall furnish a copy of such amendment to each Certificateholder.

         It shall not be necessary for the consent of Certificateholders under this Section 3.04 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe. Prior to consenting to any amendment pursuant to this Section 3.04, the Trustee shall be entitled to receive an Opinion of Counsel (at the expense of the applicable Servicer) that such amendment is authorized and permitted pursuant to the terms of this Trust Agreement and the applicable Servicing Agreement.

         Section 3.05 Administrator Advances.

         (a) Under the terms of each Servicing Agreement, on the Business Day prior to each Remittance Date, the related Servicer is obligated to make a Monthly Advance with respect to any delinquencies as of the related Determination Date, unless such Servicer furnishes to the Trustee, an Officer's Certificate evidencing the determination by such Servicer, in its reasonable judgment, that such Monthly Advance would be non-recoverable from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds (including the proceeds of the applicable Federal Insurance) or otherwise with respect to such Mortgage Loan (a "Non-Recoverability Certificate"). If
(i) a Servicer reports a delinquency on a Remittance Report, and (ii) such Servicer, by 11 a.m. (New York Time) on the related Distribution Date, neither makes a Monthly Advance nor provides the Trustee with a Non-Recoverability Certificate with respect to such delinquency, then the Trustee shall deposit, from its own funds, the amount of such Monthly Advance (an "Administrator Advance") into the Certificate Account for distribution to Certificateholders as provided in the Trust Agreement. Notwithstanding the foregoing, if the Trustee, in its reasonable judgment, determines that such Monthly Advance would be non-recoverable from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds (including the proceeds of the applicable Federal Insurance) or otherwise with respect to such Mortgage Loan, then the Trustee shall not be obligated to make such Administrator Advance.

         (b) Each Servicer is obligated under the applicable Servicing Agreement to remit to the Trustee the required remittance on each Remittance Date. If (i) a Servicer fails to remit such remittance on any Remittance Date, (ii) such failure is not cured by 11 a.m. on the related Distribution Date, and (iii) pursuant to the terms of such Servicing Agreement, the related Collection Account has been established as a segregated account in the name of the Trustee for the benefit of the Trustee, then the Trustee shall withdraw the amount of such required remittance from such Collection Account, to the extent that such amount is on deposit in such Collection Account, and shall deposit such amount in the Certificate Account.

         (c) All Administrator Advances, together with interest thereon at a rate equal to the prevailing Prime Rate plus 2.0%, shall be reimbursable to the Trustee on a first priority basis from deposits to the Collection Account of late collections, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds from a Mortgage Loan as to which an Administrator Advance has been made. The Trustee's right to reimbursement as provided in this paragraph (c) shall not negate its obligation to continue to make Administrator Advances as provided in paragraph (a) of this Section 3.05. To the extent Administrator Advances are not recoverable as set forth in the first sentence of this paragraph (c), the Trustee shall be entitled to recover such Administrator Advances together with interest thereon, as provided in Section 3.01(b).

         (d) To the extent that the Servicer is required to pay penalty interest pursuant to the Servicing Agreement, and the Trustee makes any Administrator Advance, the Trustee in it is individual capacity shall be entitled to retain such penalty interest.

         Section 3.06 Enforcement of Servicing Agreement. Subject to
Article VIII hereof, the Trustee agrees to comply with the terms of the Servicing Agreement and to enforce the terms and provisions thereof against the related Servicer for the benefit of the Certificateholders.

                                ARTICLE IV

                 REPORTING/REMITTING TO CERTIFICATEHOLDERS

         Section 4.01 Statements to Certificateholders. On or before the Distribution Date, the Trustee shall prepare a statement as to such distribution (the "Distribution Statement"), based substantially on information provided by the Servicers in the related Remittance Reports, and make such statement available at its website located at http://www.jpmorgan.com/absmbs to the Depositor and each Certificateholder, setting forth:

         (a) the class factor for each Class of Certificates;

         (b) the aggregate Schedule Principal Balance of each Pool of Mortgage Loans;

         (c) the Available Distribution Amount, the Aggregate Principal Distribution Amount and the Principal Prepayment Amount for such
Distribution Date;

         (d) [Reserved].

         (e) the amount of such distribution to the Holders of Certificates of such Class to be applied to reduce the Certificate Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayments made by the Mortgagor, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds;

         (f) the amount of such distribution to the Holders of Certificates of such Class allocable to interest, and the Certificate Rate applicable to each Class (separately identifying (i) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (ii) the amount of interest from previous calendar months;

         (g) the amount of the Servicing Fee to be paid to each Servicer and the Trustee Fee to be paid to the Trustee on such Distribution Date;

         (h) if applicable, the aggregate amount of outstanding Monthly Advances included in such distribution, the aggregate amount of Monthly Advances reimbursed during the calendar month preceding the Distribution Date and the aggregate amount of unreimbursed Monthly Advances at the close of business on such Distribution Date;

         (i) if applicable, the aggregate amount of outstanding
Administrator Advances included in such distribution, and the aggregate amount of Administrator Advances reimbursed during the calendar month preceding the Distribution Date;

         (j) [Reserved].

         (k) the number and aggregate Scheduled Principal Balance of the Mortgage Loans outstanding as of the last Business Day of the calendar month preceding such Distribution Date;

         (l) the number and aggregate Scheduled Principal Balance of Mortgage Loans as reported to the Trustee by the Servicer, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) as to which foreclosure proceedings have been commenced, and (iii) as to which the Mortgagor is subject to a bankruptcy proceeding;

         (m) with respect to any mortgaged property acquired on behalf of Certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the Scheduled Principal Balance of the related Mortgage Loan as of the last Business Day of the calendar month preceding the Distribution Date;

         (n) the aggregate Certificate Balance of each Class of Certificates (and, in the case of any Certificate with no Certificate Balance, the notional amount of such Class) after giving effect to the distribution to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

         (o) the aggregate amount of (i) Payoffs and Principal Prepayments made by Mortgagors, (ii) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and (iii) Realized Losses incurred during the related Prepayment Period;

         (p) the aggregate amount of any Mortgage Loan that has been repurchased from the Trust;

         (q) the aggregate Shortfall, if any, allocated to each Class of Certificates at the close of business on such Distribution Date;

         (r) the Certificate Rate for each Class of Certificates applicable to such Distribution Date;

         (s) the Class A1-1 Senior Percentage, Class A1-1 Senior Prepayment Percentage, Class A1-2 Senior Percentage, Class A1-2 Senior Prepayment Percentage, Class A1-3 Senior Percentage, Class A1-3 Senior Prepayment Percentage, Class A2 Senior Percentage, Class A2 Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage, if any, for such Distribution Date;

         (t) in the case of a Trust with respect to which one or more REMIC elections have been or will be made, any reports required to be provided to Holders by the REMIC Provisions; and

         (u) and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns.

         In the case of information furnished pursuant to clauses (a) through (c) above, the amounts shall be expressed, with respect to any Certificate, as a dollar amount per $1,000 denomination; provided, however, that if any Class of Certificates does not have a Certificate Balance, then the amounts shall be expressed as a dollar amount per 10% Percentage Interest.

         In addition to the Distribution Date report specified above, the Trustee shall prepare and deliver to each Holder of a Residual Certificate, if any, on each Distribution Date a statement setting forth the amounts actually distributed with respect to the Residual Certificates of such Class on such Distribution Date, and the aggregate Certificate Balance, if any, of the Residual Certificates of such Class after giving effect to any distribution made on such Distribution Date, separately identifying the amount of Realized Losses allocated to such Residual Certificates of such Class on such Distribution Date.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and furnish a statement, containing the information set forth in clauses (a) through (d) above, to each Person who at any time during the calendar year was a Holder that requests such statement, aggregated for such calendar year or portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement containing the information provided pursuant to the second preceding paragraph aggregated for such calendar year thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         Section 4.02 Remittance Reports and other Reports from the Servicer. To the extent received from the Servicer, the Trustee shall make the information in each Remittance Report available to the Depositor or a Certificateholder upon written request of the Depositor or such Certificateholder therefor. In addition, upon written request from the Depositor or a Certificateholder (such party, the "Requesting Party"), the Trustee shall use commercially reasonable efforts to obtain from the Servicer and subsequently provide to the Depositor or requesting Certificateholder any other reports or information that may be obtained by the Trustee from any Servicer pursuant to the related Servicing Agreement; provided, however, that if the Trustee incurs costs pursuant to the Servicing Agreement with respect to any particular request, the Trustee shall be entitled to reimbursement from the Requesting Party for such costs, together with any other reasonable costs incurred by it for obtaining or delivering the reports or information specified by such request. Unless otherwise instructed by the Depositor, if permitted pursuant to each Servicing Agreement, the Trustee shall request, on an annual basis beginning one year after the Closing Date, copies of the Servicer's internal quality control reports for distribution to such holders (it being understood that the Trustee shall have no responsibility for, or be deemed to have, constructive notice of any information contained therein or determinable therefrom). The Trustee shall be under no duty to recalculate, verify or recompute the information provided to it under any Servicing Agreement by the applicable Servicer.

         Section 4.03 Compliance with Withholding Requirements. Notwithstanding any other provisions of the Trust Agreement, the Trustee shall comply with all federal withholding requirements respecting payments of interest or principal to the extent of accrued original issue discount on Certificates to each Holder of such Certificates who (a) is not a "United States person," within the meaning of Code section 7701(a)(30), (b) fails to furnish its TIN to the Trustee, (c) furnishes the Trustee an incorrect TIN, (d) fails to report properly interest and dividends, (e) under certain circumstances, fails to provide the Trustee or the Certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided by such Certificateholder to the Trustee or such broker is correct and that the Certificateholder is not subject to backup withholding or (f) otherwise fails to satisfy any applicable certification requirements relating to the withholding tax. The consent of such a Certificateholder shall not be required for such withholding. In the event the Trustee does withhold the amount of any otherwise required distribution from interest payments on the Mortgage Loans (including principal payments to the extent of accrued original issue discount) or Monthly Advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate with any payments to such Certificateholders the amount withheld. In addition, if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or other Withholding Agent may (1) withhold an amount equal to the taxes due upon disposition of such Residual Certificate from future distributions made with respect to such Residual Certificate to the transferee thereof (after giving effect to the withholding of taxes imposed on such transferee), and (2) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment by the transferor of the taxes due has been provided to the Trustee or such Withholding Agent. Moreover, the Trustee or other Withholding Agent may (1) hold distributions on a Residual Certificate, without interest, pending determination of amounts to be withheld, (2) withhold other amounts, if any, required to be withheld pursuant to United States federal income tax law from distributions that otherwise would be made to such transferee on each Residual Certificate that it holds, and (3) pay to the Internal Revenue Service all such amounts withheld.

         Section 4.04 Reports of Certificate Balances to The Depository Trust Company. If and for so long as any Certificate is held by The Depository Trust Company, on the second Business Day before each Distribution Date, the Trustee shall give verbal notice to The Depository Trust Company (and shall promptly thereafter confirm in writing) the following: (a) the amount to be reported pursuant to clause (c) and (d) of each statement provided to Holders of Certificates pursuant to Section 4.01 in respect of the next succeeding distribution, (b) the Record Date for such distribution, (c) the Distribution Date for such distribution and (d) the aggregate Certificate Balance of each Class of Certificates to be reported pursuant to clause (i) of the first paragraph of Section 4.01 in such month.

         Section 4.05 Preparation of Regulatory Reports. Notwithstanding any other provision of this Agreement, the Trustee has not assumed, and shall not by its performance hereunder be deemed to have assumed, any of the duties or obligations of the Depositor or any other Person with respect to (i) the registration of the Certificates pursuant to the Securities Act,
(ii) the issuance or sale of the Certificates, or (iii) compliance with the provisions of the Securities Act, the Exchange Act, or any offering circular, applicable federal or state securities or other laws including, without limitation, any requirement to update the registration statement or prospectus relating to the Certificates in order to render the same not materially misleading to investors.

         Section 4.06 Management and Disposition of REO Property. The Trustee shall enforce the obligation of the Servicer under any Servicing Agreement to dispose of any REO Property acquired by such Servicer on behalf of the Trust before the end of the third calendar year following the calendar year in which the related REO Property was acquired; provided that the Trustee shall waive such requirement if the Servicer and the Trustee
(1) receive an Opinion of Counsel (obtained at the expense of the party requesting such Opinion of Counsel) indicating that, under then-current law, the REMIC may hold such REO Property for a period longer than three years without threatening the REMIC status of any related REMIC or causing the imposition of a tax upon any such REMIC or (2) the Servicer applies for and is granted an extension of such three year period pursuant to Code sections 860G(a)(8) and 856(e)(3) (the applicable period provided pursuant to such Opinion of Counsel or such Code section being referred to herein as an "Extended Holding Period"). In that event, the Trustee shall direct the Servicer to sell any REO Property remaining after such date in an auction before the end of the Extended Holding Period.

                                 ARTICLE V

                      THE INTERESTS AND THE SECURITIES

         Section 5.01 REMIC Interests. The Trust Agreement will set forth the terms of the Regular Interests and Residual Interest of REMIC I, REMIC II and REMIC III. Unless otherwise specified in the Trust Agreement, (a) the Regular Interests in REMIC I, REMIC II and REMIC III will be "regular interests" for purposes of the REMIC Provisions; (b) the Trustee will be the owner of the Regular Interests in such REMICs, which may not be transferred to any person other than a successor trustee appointed pursuant to Section 8.07 hereof unless the party desiring the transfer obtains a Special Tax Opinion; and (c) such Regular Interests will be represented by the respective Interests.

         Section 5.02 The Certificates. The Certificates shall be designated in the Trust Agreement. The Certificates in the aggregate will represent the entire beneficial ownership interest in the Trust Estate. On the Closing Date, the aggregate Certificate Balance of the Certificates will equal the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. The Certificates will be substantially in the forms annexed to the Trust Agreement. Unless otherwise provided in the Trust Agreement, the Certificates of each Class will be issuable in registered form, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section
2.01. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized Officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided in the Trust Agreement executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their execution.

         Section 5.03 Book-Entry Securities.

         (a) The Book-Entry Securities will be represented initially by one or more certificates registered in the name designated by the Clearing Agency. The Depositor and the Trustee may for all intents and purposes (including the making of payments on the Book-Entry Securities) deal with the Clearing Agency as the authorized representative of the Beneficial Owners of the Book-Entry Securities for as long as those Certificates are registered in the name of the Clearing Agency. The rights of Beneficial Owners of the Book-Entry Securities shall be limited by law to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. The Beneficial Owners of the Book-Entry Securities shall not be entitled to certificates for the Book-Entry Securities as to which they are the Beneficial Owners, except as provided in subsection (c) below. Requests and directions from, and votes of, the Clearing Agency, as Holder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. Without the consent of the Depositor and the Trustee, a Book-Entry Security may not be transferred by the Clearing Agency except to another Clearing Agency that agrees to hold the Book-Entry Security for the account of the respective Clearing Agency Participants and Beneficial Owners.

         (b) Neither the Depositor nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Securities held by the Clearing Agency, for monitoring or restricting any transfer of beneficial ownership in a Book-Entry Security or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

         (c) A Book-Entry Security will be registered in fully registered, certificated form to Beneficial Owners of Book-Entry Securities or their nominees, rather than to the Clearing Agency or its nominee, if (a) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Securities, and the Depositor is unable to locate a qualified successor within 30 days, (b) the Depositor, at its option, elects to terminate the book-entry system operating through the Clearing Agency or (c) after the occurrence of an Event of Default, Beneficial Owners representing at least a majority of the aggregate outstanding Certificate Balance of the Book-Entry Securities advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners. Upon the occurrence of any such event, the Trustee shall notify the Clearing Agency, which in turn will notify all Beneficial Owners of Book-Entry Securities through Clearing Agency Participants, of the availability of certificated Certificates. Upon surrender by the Clearing Agency or the Book-Entry Custodian of the certificates representing the Book-Entry Securities and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Securities as certificated Certificates to the Beneficial Owners identified in writing by the Clearing Agency. Neither the Depositor nor the Trustee shall be liable for any delay in the delivery of such instructions and may rely conclusively on, and shall be protected in relying on, such instructions. Such certificated Certificates shall not constitute Book-Entry Securities. All reasonable costs associated with the preparation and delivery of certificated Certificates shall be borne by the Trust.

         (d) The Trustee is hereby initially appointed as Book-Entry Custodian with respect to the Book-Entry Securities, and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Clearing Agency authorizing it to act as such (it being understood that should any conflict arise between the provisions hereof and the provisions of the agreement between the Trustee and the Clearing Agency, the agreement with the Clearing Agency will control). The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Clearing Agency or any successor Clearing Agency) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Clearing Agency or any successor Clearing Agency may prescribe; provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of such appointment of other than the Clearing Agency. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee, or, if it so elects, the Clearing Agency shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Securities by the Book-Entry Custodian.

         Section 5.04 Registration of Transfer and Exchange of
Certificates. The Trustee shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Subject to Section 5.05, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee or at any other office or agency of the Trustee maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with the same and authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate, and the Certificate Registrar will provide the Trustee with an updated copy of the Certificate Register on January 1 and July 1 of each year.

         Section 5.05 Restrictions on Transfer.

         (a) Securities Law Compliance. No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. Any Holder of a Private Certificate shall, and, by acceptance of such Private Certificate, does agree to, indemnify the Depositor and the Trustee against any liability that may result if any transfer of such Certificates by such Holder is not exempt from registration under the Securities Act and all applicable state securities laws or is not made in accordance with such federal and state laws. Neither the Depositor nor the Trustee is obligated to register or qualify any Private Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without such registration or qualification. The Trustee shall not register any transfer of a Private Certificate (other than a Residual Certificate) unless and until the prospective transferee provides the Trustee with an agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer (a "QIB Certificate"), or, if the Private Certificate to be transferred is not a Rule 144A Security, a Transferee Agreement, and in any case unless and until the transfer otherwise complies with the provisions of this Section 5.05. If so provided in the Trust Agreement, the prospective transferee will be deemed to have provided a QIB Certificate upon acceptance of the Certificate. If a proposed transfer does not involve a Rule 144A Security, the Trustee shall require that the transferor and transferee certify as to the factual basis for the registration exemption(s) relied upon, and if the transfer is made within two years of the acquisition thereof by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor, or the Trustee also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Depositor or the Trustee. Notwithstanding the foregoing, no QIB Certificate, Transferee Agreement or Opinion of Counsel shall be required in connection with the initial transfer of the Private Certificates and no Opinion of Counsel shall be required in connection with the transfer of the Private Certificates by a broker or dealer, if such broker or dealer was the initial transferee.

         The Depositor (or, upon direction of the Depositor, which directions shall specify the information to be provided, and at the expense of the Depositor or the Trustee) shall provide to any Holder of a Rule 144A Security and any prospective transferee designated by such Holder information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Rule 144A Security without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.

         (b) ERISA Restrictions. Certificated Subordinated Certificates. No Regular Certificate that is subordinated in right to payment to the Certificates of any other Class due to the allocation of Realized Losses (a "Certificated Subordinated Security") shall be transferred unless the prospective transferee provides the Trustee with a properly completed Benefit Plan Affidavit.

         (c) Residual Certificates. No Residual Certificate (including any beneficial interest therein) may be transferred to a Disqualified Organization. In addition, no Residual Certificate (including any beneficial interest therein) may be transferred unless (i) the proposed transferee provides the Trustee with (A) a Residual Transferee Agreement,
(B) if the proposed transferee is a U.S. Person, a U.S. Person and Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Code, and (C) if the proposed transferee is a Non-U.S. Person, a Non-U.S. Person Affidavit and Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Code, and (ii) the interest transferred involves the entire interest in a Residual Certificate or an undivided interest therein (unless the transferor or the transferee provides the Trustee with an Opinion of Counsel (which shall not be an expense of the Trustee) that the transfer will not jeopardize the REMIC status of any related REMIC). Furthermore, if a proposed transfer involves a Rule 144A Security, the Trustee shall require the transferee to certify as to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer; and, if a proposed transfer involves a Private Certificate that is not a Rule 144A Security, (1) the Trustee shall require that the transferee certify as to the factual basis for the registration exemption(s) relied upon, and (2) if the transfer is made within two years from the acquisition of the Certificate by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor, the Trustee also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee. In any event, the Trustee shall not effect any transfer of a Residual Certificate except upon notification of such transfer to the Trustee. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the initial transfer of the Residual Certificates or their transfer by a broker or dealer, if such broker or dealer was the initial transferee. Notwithstanding the fulfillment of the prerequisites described above, the Trustee may refuse to recognize any transfer to the extent necessary to avoid a risk of disqualification of any related REMIC as a REMIC or the imposition of a tax upon any such REMIC.

         Upon notice to the Trustee that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Trustee may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and
(ii) the Trustee agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary for the computation of the tax imposed under Section 860E(e) of the Code and as otherwise may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Trustee, the cost to the Trustee of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Trustee shall in no event be excused from furnishing such information.

         If a tax or a reporting cost is borne by any REMIC as a result of the transfer of a Residual Certificate or any beneficial interest therein in violation of the restrictions set forth in this Section, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Trustee shall pay such tax or cost with amounts that otherwise would have been paid to the transferee of the Residual Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee, any REMIC, or the other Holders of any of the Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost.

         Section 5.06 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate pursuant to this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

         Section 5.07 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

         Section 5.08 Appointment of Paying Agent. The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee.

                                ARTICLE VI

                               THE DEPOSITOR

         Section 6.01 Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by the Trust Agreement and undertaken by the Depositor under the Trust Agreement.

         Section 6.02 Merger or Consolidation of the Depositor. Subject to the following paragraph, the Depositor will keep in full effect its corporate existence, rights and franchises under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Trust Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under the Trust Agreement.

         The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of their respective assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                ARTICLE VII

                   TERMINATION OF SERVICING ARRANGEMENTS

         Section 7.01 Termination and Substitution of Servicer. Upon the occurrence of any Event of Default for which the Servicer may be terminated pursuant to any Servicing Agreement, the Trustee may, and upon direction of the Certificateholders evidencing not less than 51% of the Voting Rights, shall, terminate such Servicing Agreement. The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by Event of Default) may waive such Event of Default; provided, however, that
(a) an Event of Default with respect to any Servicer's obligation to make Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder. Subject to the conditions set forth below in this Section 7.01, the Trustee shall concurrently with such termination either enter into a substitute Servicing Agreement or appoint another servicer to enter into a substitute Servicing Agreement.

         Notwithstanding the foregoing, the Trustee may not terminate the Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer pays the Servicer the full amount of any liquidated damages required under the Servicing Agreement. In no event shall the liquidated damages be an expense of the Trustee.

         If the Trustee terminates any Servicing Agreement, the Trustee shall enter into a substitute Servicing Agreement with another mortgage loan service company acceptable to the Rating Agency under which such mortgage loan service company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the Servicer under such terminated Servicing Agreement. Such successor Servicer shall be a mortgage loan servicing institution, with a net worth of at least $25,000,000. In the event that the Trustee cannot appoint a substitute Servicer, it shall petition a court of competent jurisdiction for the appointment of a substitute Servicer meeting the foregoing requirements.

         In the event any Servicer resigns or is terminated as provided above, then the Trustee shall serve as successor Servicer and shall succeed to, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under the terminated Servicing Agreement. However, in no event shall the Trustee be deemed to have assumed the obligations of a Servicer to purchase any Mortgage Loan from the Trust pursuant to any Servicing Agreement. As compensation to the Trustee for any servicing obligations fulfilled or assumed by the Trustee, the Trustee shall be entitled to any servicing compensation to which such Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

         No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement or any Sale Agreement, Servicing Agreement, Custody Agreement or Assignment Agreement, unless such holder previously has given to the Trustee written notice of default and unless the Certificateholders evidencing at least 25% of Voting Rights have made written request upon the Trustee to institute such proceeding in its own name and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Section 7.02 Notification to Certificateholders.

         (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to any Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default involving the Servicer, the Trustee shall transmit by mail to all Holders of Certificates and each Rating Agency notice of each such Event of Default or occurrence known to the Trustee unless such default shall have been cured or waived.

                               ARTICLE VIII

                           CONCERNING THE TRUSTEE

         Section 8.01 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of any such Events of Default, undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. During an Event of Default relating to the Trustee of which a Responsible Officer of the Trustee has notice, the Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee upon receipt of all resolutions, certificates, statements, reports, documents, orders or other instruments created by any Person other than itself and furnished to it which are specifically required to be furnished pursuant to any provision of the Trust Agreement, Custody Agreement, Servicing Agreement, Sale Agreement or Assignment Agreement shall examine them to determine whether they conform to the requirements of such agreement; provided, however, that the Trustee shall not be under any duty to recalculate, verify or recompute the information provided to it hereunder by the Servicer or the Depositor. If any such instrument is found not to conform to the requirements of such agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, then it will provide notice thereof to the other and to the Certificateholders.

         No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (a) Prior to the occurrence of any Event of Default and after the curing of all of such Events of Default, the respective duties and obligations of the Trustee shall be determined solely by the express provisions of the Trust Agreement (including the obligation of the Trustee to enforce each Servicing Agreement against the related Servicer, each Custody Agreement against the related Custodian, each Sale Agreement against the related Seller, each Assignment Agreement against GSMC and otherwise to act as owner under such agreements for the benefit of the Certificateholders), the Trustee shall not be liable except for the performance of the respective duties and obligations as are specifically set forth in the Trust Agreement, no implied covenants or obligations shall be read into the Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement;

         (b) The Trustee shall not be personally liable for an error of judgment made in good faith by an Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Trust Agreement;

         (d) Any determination of negligence, bad faith, willful misconduct or breach of conduct of the Trustee shall be made only upon a finding that there is clear and convincing evidence (and not upon the mere preponderance of evidence) thereof in a proceeding before a court of competent jurisdiction in which the Trustee has had an opportunity to defend; and

         (e) In no event shall the Trustee be held liable for the actions or omissions of any Servicer or Custodian (excepting the Trustee's own actions as Servicer or Custodian). Prior to the occurrence of any Event of Default and after the curing of all such Events of Default, other than those obligations assumed by the Trustee as successor Servicer under
Article VII, no provision of the Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to duties set forth herein.

         Section 8.02 Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 8.01 hereof:

                  (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Further, the Trustee may accept a copy of the vote of the Board of Directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary;

                  (ii) The Trustee may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration of the Trust Agreement the Trustee shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

                  (iii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

                  (iv) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

                  (vi) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not assured to the Trustee by the security afforded to it by the terms of the Trust Agreement, the Trustee may require indemnity against such expense or liability as a condition to taking any such action;

                  (vii) The Trustee may execute any of the trusts or powers under the Trust Agreement or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Trust Agreement;

                  (viii) Whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so under Section 8.01;

                  (ix) The permissive right or authority of the Trustee to take any action enumerated in this Agreement shall not be construed as a duty or obligation; and

                  (x) The Trustee shall not be deemed to have notice of any matter, including without limitation any Event of Default, unless one of its Officers has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the applicable Certificates generally, the applicable Servicer or Seller, the Trust or this Agreement.

                  (xi) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers (except with respect to its obligation to make Administrator Advances pursuant hereto) if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer under this Agreement except with respect to the Trustee's obligation to make Administrator Advances pursuant hereto and during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, any Servicer in accordance with the terms of this Agreement.

                  (xii) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.02, the Trustee shall not have any duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see the maintenance of any such recording of filing or depositing or to any rerecording, refiling or redepositing any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of any Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties;

                  (xiii) The Trustee shall not be required to give any bond or surety in respect of the execution of the trust Estate created hereby or the powers granted hereunder; and

                  (xiv) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (b) All rights of action under the Trust Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

         Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained in the Trust Agreement and in the Certificates (other than the signature of the Trustee, the acknowledgments by the Trustee in Section 2.02 hereof and the representations and warranties made in Section 8.13 hereof) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement or of the Certificates (other than the signature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account or Collection Account other than any funds held by or on behalf of the Trustee in accordance with Sections 3.01 and 3.02 or as owner of the Regular Interests of REMIC I and REMIC II, as the case may be.

         Section 8.04 Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05 Trustee's Fees and Expenses. Pursuant to the Trust Agreement, the Trustee shall be entitled to (i) the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created under the Trust Agreement and in the exercise and performance of any of the powers and duties thereunder of the Trustee and (ii) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of the Trust Agreement (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith, willful misconduct or breach of contract. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Estate against any loss, liability or expense thereof, including reasonable attorney's fees, incurred, arising out of or in connection with the Trust Agreement, any custody agreement or the Certificates, including, but not limited to, any such loss, liability, or expense incurred in connection with any legal action against the Trust or the Trustee or any director, officer, employee or agent thereof, or the performance of any of the Trustee's duties under the Trust Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith, negligence, willful misconduct or breach of contract in the performance of duties under the Trust Agreement or by reason of reckless disregard of obligations and duties under the Trust Agreement. The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee.

         Section 8.06 Eligibility Requirements for Trustee. The Trustee shall at all times be a corporation or national banking association that is not an Affiliate of the Depositor organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of its conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

         Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts created pursuant to the Trust Agreement by giving written notice thereof to the Depositor and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders and each Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         The Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. If the Depositor executes such an instrument, then the Depositor shall deliver a copy of such instrument to the Certificateholders, the Trustee and each Servicer.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Trustee so removed and the successor trustee so appointed. A copy of such instrument shall be delivered to the Certificateholders and each Servicer and Seller by the Depositor.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

         Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to the predecessor trustee an instrument accepting such appointment under the Trust Agreement and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as trustee therein. The predecessor trustee shall deliver to the successor trustee, all Trustee Mortgage Loan Files and related documents and statements held by it under the Trust Agreement and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee, all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee under the Trust Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the Trustee shall cause such notice to be mailed at the expense of the Depositor.

         Notwithstanding anything to the contrary contained herein, the appointment of any successor Trustee pursuant to any provisions of this Agreement will be subject to the prior written consent of the Trustee, which consent will not be unreasonably withheld.

         Section 8.09 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee shall be the successor of the Trustee under the Trust Agreement, provided such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10 Appointment of Co-Trustee or Separate Trustee. For the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee(s) hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Trust Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11 Appointment of Custodians. The Trustee may appoint one or more Custodians to hold all or a portion of the Trustee Mortgage Loan Files as agent for the Trustee, by entering into a custody agreement. The appointment of any Custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee. Subject to Article VIII, the Trustee agrees to comply with the terms of each custody agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Trustee Mortgage Loan File. Any such Custodian may not be an affiliate of the Depositor or any Seller or Servicer. The Trustee shall not be responsible or liable for the acts or omissions of any Custodian appointed by it hereunder (except for a Custodian which is an affiliate of the Trustee). Except as otherwise provided in the Custody Agreement, any fees, expenses and other amounts (except for amounts due as a result of indemnification provisions) due to a Custodian shall be the responsibility of the related Servicer. Any indemnification due a Custodian under a Custody Agreement shall be an obligation of the Trust and payable out of the Trust Estate, and reimbursed in accordance with the Trust Agreement.

         Section 8.12 Appointment of Office or Agent. The Trustee shall appoint an office or agent in The City of New York where notices and demands to or upon the Trustee in respect of the Certificates and the Trust Agreement may be served.

         Section 8.13 Representation and Warranties of the Trustee. The Trustee hereby represents and warrants to the Depositor that as of the Closing Date or as of such other date specifically provided herein:

         (a) It is a banking corporation and has been duly organized, and is validly existing in good standing under the laws of its State of organization with full power and authority (corporate and other) to enter into and perform its obligations under the Trust Agreement;

         (b) The Trust Agreement has been duly executed and delivered by it, and, assuming due authorization, execution and delivery by the Depositor, constitutes a legal, valid and binding agreement of such entity, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

         (c) The execution, delivery and performance by it of the Trust Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof;

         (d) The execution and delivery of this Trust Agreement by it have been duly authorized by all necessary corporate action on its part; neither the execution and delivery by it of the Trust Agreement, nor consummation of the transactions therein contemplated, nor compliance by it with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of its articles of organization or by-laws or any law, governmental rule or regulation or any judgment, decree or order binding on it to its knowledge or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound;

         (e) There are no actions, suits or proceedings pending or, to its knowledge, threatened or asserted against it, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Trust Agreement or (B) with respect to any other matter which in its judgment will be determined adversely to it and will if determined adversely to it materially adversely affect its ability to perform its obligations under the Trust Agreement; and

         (f) It meets all of the eligibility requirements set forth in
Section 8.06 thereof.

                                ARTICLE IX

                            TERMINATION OF TRUST

         Section 9.01 Qualified Liquidation. The Provisions of this Article IX are subject to the requirement that any termination shall be a "qualified liquidation" of each associated REMIC unless 100% of the affected holders of interests in each such REMIC have consented to waive such requirements. For this purpose "affected holders" shall mean each holder of a regular or residual interest which would likely receive a smaller amount in final distributions if the termination were not a "qualified liquidation" and REMIC owed taxes as a result hereof.

         Section 9.02 Termination. The Depositor may, at its option, make or cause a Person to make a Terminating Purchase for the Termination Price at the time and on the terms and conditions specified in the Trust Agreement. Upon such Terminating Purchase or the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust, the respective obligations and responsibilities under the Trust Agreement of the Depositor, the Trustee shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid and upon deposit of unclaimed funds otherwise distributable to Certificateholders in the Termination Account. Notwithstanding the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         The Trust also may be terminated and the Certificates retired if the Trustee determines, based upon an Opinion of Counsel, that the REMIC status of any related REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

         Section 9.03 Procedure for Termination. The Depositor shall advise the Trustee in writing of its election to cause a Terminating Purchase, no later than the Distribution Date in the month preceding the Distribution Date on which the Terminating Purchase will occur.

         Notice of the Distribution Date on which any such termination shall occur (or the Distribution Date on which final payment or other Liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust will be distributed to Certificateholders, as reflected in the Remittance Report for such month (the "Final Distribution Date") shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with a Terminating Purchase, not earlier than the 15th day and not later than the last day of the month preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Remittance Date in such month, in each case specifying (i) the Final Distribution Date and that final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated on that date,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Final Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with a Terminating Purchase, the purchaser shall deliver to the Trustee for deposit in the Certificate Account on the Business Day immediately preceding the Final Distribution Date an amount in next day funds equal to the Termination Price, as the case may be.

         Upon presentation and surrender of the Certificates on a Distribution Date by Certificateholders, the Trustee shall distribute to Certificateholders (A) the amount otherwise distributable on such Distribution Date, if not in connection with Terminating Purchase, or (B) if in connection with a Terminating Purchase, an amount determined as follows: with respect to each Certificate with an outstanding Certificate Balance, the outstanding Certificate Balance thereof, plus interest thereon through the Accounting Date preceding the Distribution Date fixed for termination and any previously unpaid interest, net of unrealized losses, Realized Interest Shortfall and Shortfall with respect thereto; and in addition, with respect to each Residual Certificate, the Percentage Interest evidenced thereby multiplied by the difference between the Termination Price and the aggregate amount to be distributed as provided in the first clause of this sentence and the next succeeding sentence.

         Upon the deposit of the Termination Price in the Certificate Account, the Trustee, and any Custodian acting as its agent, shall promptly release to the purchaser the Trustee Mortgage Loan Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments without recourse necessary to effectuate such transfer. The Trust shall terminate immediately following the deposit of funds in the Termination Account as provided below.

         In the event that all of the Certificateholders shall not surrender their Certificates within six months after the Final Distribution Date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates and receive the final distribution with respect thereto, net of the cost of such second notice. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts otherwise payable on such Certificates. Any funds payable to Certificateholders that are not distributed on the Final Distribution Date shall be deposited in a Termination Account, which shall be an Eligible Account, to be held for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section. The Trustee shall establish the Termination Accounts, which shall be Eligible Accounts, on or about the Closing Date.

         Section 9.04 Additional Termination Requirements.

         (a) In the event of a Terminating Purchase as provided in Section 9.02, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee receives (i) a Special Tax Opinion and (ii) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the Terminating Purchase):

                           (A) Within 90 days prior to the Final
                  Distribution Date, the Depositor and the Trustee on behalf of the related REMIC shall adopt a plan of complete liquidation meeting the requirements of a qualified liquidation under the REMIC Provisions (which plan may be adopted by the Trustee's attachment of a statement specifying the first day of the 90-day liquidation period to the REMIC's final federal income tax return) and the REMIC will sell all of its assets (other than cash);

                           (B) Upon making final payment on the Regular
                  Certificates or the deposit of any unclaimed funds otherwise distributable to the holders of the Regular Certificates in the Termination Account on the Final Distribution Date, the Trustee shall distribute or credit, or cause to be distributed or credited, pro rata, to the Holders of the Residual Certificates all cash on hand relating to the REMIC after such final payment (other than cash retained to meet claims), and the REMIC shall terminate at that time; and

                           (C) In no event may the final payment on the
                  Certificates be made after the 90th day from the date on which the plan of complete liquidation is adopted. A payment into the Termination Account with respect to any Certificate pursuant to Section 9.03 shall be deemed a final payment on, or final distribution with respect to, such Certificate for the purposes of this clause.

         (b) By its acceptance of a Residual Certificate, the Holder thereof hereby (i) authorizes such action as may be necessary to adopt a plan of complete liquidation of any related REMIC and (ii) agrees to take such action as may be necessary to adopt a plan of complete liquidation of any related REMIC upon the written request of the Trustee, which authorization shall be binding upon all successor Holders of Residual Certificates.

                                 ARTICLE X

                            REMIC TAX PROVISIONS

         Section 10.01 REMIC Administration.

         (a) (i) Unless otherwise specified in the Trust Agreement, the Trustee shall elect (on behalf of each REMIC to be created) to have the Trust (or designated assets thereof) treated as one or more REMICs on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued as well as on any corresponding state tax or information return necessary to have the Trust (or such assets) treated as a REMIC under state law.

                  (ii) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes to the valuations and offering prices of the Certificates (security instruments), including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee, promptly upon request therefor, any additional information or data that the Trustee may from time to time reasonably request in order to enable the Trustee to perform its duties as set forth herein.

         (b) The Trustee shall pay any and all tax related expenses (not including taxes) of the Trust and each related REMIC, including but not limited to any professional fees or expenses related to (i) audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities or (ii) the adoption of a plan of complete liquidation.

         (c) The Trustee shall prepare any necessary forms for election as well as all of the Trust's and each REMIC's federal and New York tax and information returns. The Trustee shall sign and file such returns on behalf of each REMIC. The expenses of preparing and filing such returns shall be borne by the Trustee.

         (d) The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of the Trust and each REMIC under the REMIC Provisions or New York tax law. Among its other duties, if required by the REMIC Provisions, the Trustee, acting as agent of each REMIC, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and
(ii) to the Trustee such information as is necessary for the Trustee to discharge its obligations under the REMIC Provisions to report tax information to the Certificateholders.

         (e) The Depositor, the Trustee and the Holders of the Residual Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.

         (f) The Depositor, the Trustee and the Holders of the Residual Certificates shall not take any action, or fail to take any action, or cause any REMIC to take any action or fail to take any action that, if taken or not taken, as the case may be, could endanger the status of any such REMIC as a REMIC unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take or to fail to take such action) to the effect that the contemplated action or failure to act will not endanger such status.

         (g) Any taxes that are imposed upon the Trust or any REMIC by federal or state (including local) governmental authorities (other than taxes paid by a party pursuant to Section 10.02 hereof or as provided in the following sentence) shall be allocated in the same manner as Realized Losses are allocated. Any state (or local) taxes imposed upon the Trust or any REMIC that would not have been imposed on the Trust or such REMIC in the absence of any legal or business connection between the Trustee and the state (or locality) imposing such taxes shall be paid by the Trustee, and, notwithstanding anything to the contrary in these Standard Terms, such taxes shall be deemed to be part of the Trustee's cost of doing business and shall not be reimbursable to the Trustee.

         (h) The Trustee or an Affiliate shall acquire a Residual Certificate in each REMIC and the Trustee will act as the Tax Matters Person of each REMIC and perform various tax administration functions of each REMIC as its agent, as set forth in this Section. If the Trustee or an Affiliate is unable for any reason to fulfill its duties as Tax Matters Person for a REMIC, the holder of the largest Percentage Interest of the Residual Certificates in such REMIC shall become the successor Tax Matters Person of such REMIC.

         Section 10.02 Prohibited Activities. Except as otherwise provided in the Trust Agreement, neither the Depositor, the Holders of the Residual Certificates, nor the Trustee shall engage in, nor shall the Trustee permit, any of the following transactions or activities unless it has received (a) a Special Tax Opinion and (b) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the transaction or activity in question):

                  (i) the sale or other disposition of, or substitution for, any of the Mortgage Loans except pursuant to (A) a foreclosure or default with respect to such Mortgage Loans, (B) the bankruptcy or insolvency of any REMIC, (C) the termination of any REMIC pursuant to
Section 9.02, or (D) a purchase in accordance with Section 2.03;

                  (ii) the acquisition of any Mortgage Loans for the Trust after the Closing Date except during the three-month period beginning on the Closing Date pursuant to a fixed price contract in effect on the Closing Date that has been reviewed and approved by tax counsel acceptable to the Trustee;

                  (iii) the sale or other disposition of any investment in the Certificate Account or the Distribution Account at a gain;

                  (iv) the sale or other disposition of any asset held in a Reserve Fund for a period of less than three months (a "Short-Term Reserve Fund Investment") if such sale or disposition would cause 30% or more of a REMIC's income from such Reserve Fund for the taxable year to consist of a gain from the sale or disposition of Short-Term Reserve Fund Investments;

                  (v) the withdrawal of any amounts from any Reserve Fund except (A) for the distribution pro rata to the Holders of the Residual Certificates or (B) to provide for the payment of Trust expenses or amounts payable on the Certificates in the event of defaults or late payments on the Mortgage Loans or lower than expected returns on funds held in the Certificate Account or the Distribution Account, as provided under Section 860G(a)(7) of the Code;

                  (vi) the acceptance of any contribution to the Trust except the following cash contributions: (A) a contribution received during the three month period beginning on the Closing Date, (B) a contribution to a Reserve Fund owned by a REMIC that is made pro rata by the Holders of the Residual Certificates, (C) a contribution to facilitate a Terminating Purchase that is made within the 90-day period beginning on the date on which a plan of complete liquidation is adopted pursuant to Section 9.04(a)(A), or (D) any other contribution approved by the Trustee after consultation with tax counsel; or

                  (vii) except in the case of a Mortgage Loan that is a default, or as to which, in the reasonable judgment of any Servicer, default is reasonably foreseeable, the Trustee shall not permit any modification of any material term of a Mortgage Loan (including, but not limited to, the interest rate, the principal balance, the amortization schedule, the remaining term to maturity, or any other term affecting the amount or timing of payments on the Mortgage Loan) unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for REMIC purposes; or

                  (viii) any other transaction or activity that is not contemplated by the Trust Agreement.

Any party causing the Trust to engage in any of the activities prohibited in this Section shall be liable for the payment of any tax imposed on the Trust pursuant to Code section 860F(a)(1) or 860G(d) as a result of the Trust engaging in such activities.

                                ARTICLE XI

                          MISCELLANEOUS PROVISIONS

         Section 11.01 Amendment of Trust Agreement. The Trust Agreement may be amended or supplemented from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders to (a) cure any ambiguity, (b) correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (c) modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or any assets thereof) either as a REMIC, as applicable under the Code at all times that any Certificates are outstanding or (d) make any other provisions with respect to matters or questions arising under the Trust Agreement or matters arising with respect to the Trust which are not covered by the Trust Agreement which shall not be inconsistent with the provisions of the Trust Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that rated the applicable Certificates to the effect that such amendment or supplement will not cause that Rating Agency to reduce the then current rating assigned to such Certificates, as well as an Opinion of Counsel that such amendment or supplement will not result in the loss by the Trust or the assets thereof of REMIC status.

         The Trust Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (B) adversely affect in any material respect the interests of the Holders of any Class of Certificates, or (C) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, unless each Holder of a Certificate affected by such amendment consents. For purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or an Affiliate shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         Prior to consenting to any amendment, the Trustee shall be entitled to receive an Opinion of Counsel from the Depositor stating that the proposed amendment is authorized and permitted pursuant to this Trust Agreement.

         Promptly after the execution of any such amendment, the Trustee shall notify Certificateholders of such amendment and, upon written request, furnish a copy of such amendment to any Certificateholder.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 11.02 Recordation of Agreement; Counterparts. To the extent required by applicable law, the Trust Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee and at its expense, but only if such recordation is requested by the Depositor and accompanied by an Opinion of Counsel (which shall not be an expense of the Depositor or the Trustee) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of the Trust Agreement as herein provided and for any other purpose the Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate the Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement or any Sale Agreement, Servicing Agreement, Custody Agreement or Assignment Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Trust Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of the Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Trust Agreement, except in the manner therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04 [Reserved].

         Section 11.05 Notices. All demands and notices under the Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Depositor, 85 Broad Street, New York, New York 10004, Attention: President (telecopy number (212) 902-3000) or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by the Depositor or (b) in the case of the Trustee, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: JPMorgan Chase Institutional Trust Services, Telecopy: (212) 946-8191 or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, or by express delivery service, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above. A copy of any notice given hereunder to any other party shall be delivered to the Trustee.

         Section 11.06 Severability of Provision. If any one or more of the covenants, agreements, provisions or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of the Trust Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07 Sale of Mortgage Loans. It is the express intent of the Depositor and the Trustee that the conveyance of the Mortgage Loans by the Depositor to the Trustee pursuant to the Trust Agreement be construed as a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the Depositor and the Trustee that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Depositor then (a) the Trust Agreement also shall be deemed to be a security agreement within the meaning of Article 9 of the UCC; (b) the conveyance by the Depositor provided for in the Trust Agreement shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in any Collection Account or the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or its agent of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 of the UCC; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor and the Trustee shall, to the extent consistent with the Trust Agreement, take such actions as may be necessary to ensure that, if the Trust Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Trust Agreement.

         Section 11.08 Notice to Rating Agencies. The Trustee shall use its best efforts promptly to provide notice to the Rating Agency with respect to each of the following of which an Officer of the Trustee has actual knowledge:

                  (i) any material change or amendment to the Trust Agreement or any agreement assigned to the Trust;

                  (ii) the occurrence of any Event of Default under a Servicing Agreement;

                  (iii) the resignation, termination or merger of the Depositor, the Trustee or any Servicer or Custodian;

                  (iv) the purchase of Mortgage Loans pursuant to Section
2.03;

                  (v) the final payment to Certificateholders;

                  (vi) any change in the location of any Collection Account, Reserve Fund or Certificate Account; and

                  (vii) any event that would result in the inability of any Servicer to make Advances regarding delinquent Mortgage Loans.

         (b) The Trustee shall promptly make available, through its website at [http://www.jpmorgan.com/absmbs], if practicable, to each Rating Agency copies of the following:

                  (i) each report to Certificateholders described in
Section 4.01; and

                  (ii) upon written request of any such Person, a hard copy of each Annual Compliance Statement and other reports provided by the Servicer under each Servicing Agreement.

         (c) Any notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid or by express delivery service to each Rating Agency at the address specified in the Trust Agreement.



                                                                  Exhibit A

                           FORM OF TRUST RECEIPT

                                                                     [Date]

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004


                  Trust Agreement, dated as of November 1, 2001, among GS Mortgage Securities Corp., as Depositor and JPMorgan Chase Bank, as Trustee of GSR Mortgage Loan Trust 2001-1

Ladies and Gentlemen:

                  In accordance with Section 2.02 of the Standard Terms to the above-referenced Trust Agreement and subject to the further examination, the Trustee hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, it, or a Custodian on its behalf, has received a Trustee Mortgage Loan File that (a) (i) all documents required to be delivered to it pursuant to clause (a) through (f) of the definition of Trustee Mortgage Loan File are in its possession; (ii) all documents required to be delivered to it pursuant to clause (g) of the definition of Trustee Mortgage Loan File are in its possession, provided that the Custodian has no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Trustee Mortgage Loan File, and provided further, that the Custodian has no obligation to determine whether recordation of any such modification is necessary; (iii) all documents required to be delivered to it pursuant to clause (h) of the definition of Trustee Mortgage Loan File are in its possession; and (iv) all powers of attorney required to be delivered to it pursuant to Section 1(i) of the Custody Agreement are in its possession; provided that the Trustee (or Custodian) has no obligation to verify the receipt of any such documents, the existence of which was not made known to the Trustee (or Custodian) by the Trustee Mortgage Loan File, and provided further, that the Trustee (or Custodian) has no obligation to determine whether recordation of any such power of attorney is necessary except the Trustee (or Custodian) shall conclude that a power of attorney must be recorded if the document to which it relates is recorded; (b) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, the Mortgage Note, on the face or the reverse side(s) thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer; (c) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loans, except as set forth in the attached exception report; provided, however, that the Custodian makes no representation and has no responsibilities as to the authenticity of such documents, their compliance with applicable law, or the collectability of any of the Mortgage Loans relating thereto; and (d) each Mortgage Note has been endorsed in blank and each assignment has been assigned as required under clause (a) of the definition of Trustee Mortgage Loan File.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust
Agreement.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed by a duly authorized Officer this __ day of __________, 20__.

                                           [TRUSTEE, as Trustee/CUSTODIAN]


                                           By:
                                              --------------------------------
                                           Its:
                                               -------------------------------




                                                                  Exhibit B

                        FORM OF FINAL CERTIFICATION

                                                                     [Date]

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

         Trust Agreement, dated as of November 1, 2001, among GS Mortgage Securities Corp., as Depositor and JPMorgan Chase Bank, as Trustee of GSR Mortgage Loan Trust 2001-1

Ladies and Gentlemen:

                  In accordance with Section 2.02 of the Standard Terms to the above-referenced Trust Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it, or a Custodian on its behalf, has received a complete Trustee Mortgage Loan File (a) (i) all documents required to be delivered to it pursuant to clause (a) through (f) of the definition of Trustee Mortgage Loan File are in its possession, (ii) all documents required to be delivered to it pursuant to clause (g) of the definition of Trustee Mortgage Loan File are in its possession, provided that the Custodian has no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Trustee Mortgage Loan File, and provided further, that the Custodian has no obligation to determine whether recordation of any such modification is necessary; (iii) all documents required to be delivered to it pursuant to clause (h) of the definition of Trustee Mortgage Loan File are in its possession; and (iv) all powers of attorney required to be delivered to it pursuant to Section 1(i) of the Custody Agreement are in its possession; provided that the Trustee (or Custodian) has no obligation to verify the receipt of any such documents, the existence of which was not made known to the Trustee (or Custodian) by the Trustee Mortgage Loan File, and provided further, that the Trustee (or Custodian) has no obligation to determine whether recordation of any such power of attorney is necessary except the Trustee (or Custodian) shall conclude that a power of attorney must be recorded if the document to which it relates is recorded; (b) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, the Mortgage Note, on the face or the reverse side(s) thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer; (c) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loans, except as set forth in the attached exception report; provided, however, Custodian makes no representation and has no responsibilities as to the authenticity of such documents, their compliance with applicable law, or the collectability of any of the Mortgage Loans relating thereto; and (d) each Mortgage Note has been endorsed in blank and each assignment has been assigned as required under clause (a) of the definition of Trustee Mortgage Loan File.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust
Agreement.


                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed by a duly authorized Officer this __ day of __________, 20__.

                                          [TRUSTEE, as Trustee/CUSTODIAN]


                                          By:
                                             ---------------------------------
                                          Its:
                                              --------------------------------



                                                                  Exhibit C


              FORM OF RULE 144A AGREEMENT -- QIB CERTIFICATION

                                                       ______________, 20__

JPMorgan Chase Bank,
  as Trustee
450 West 33rd Street
14th Floor
New York, New York 10001

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

Re:      GS Mortgage Securities Corp., Depositor
         GSR Mortgage Loan Trust 2001,
         Pass-Through Certificates Series 2001-1
         having an original principal amount of $_________

Ladies and Gentlemen:

                  In connection with our proposed purchase of the Certificates referred to above (the "Certificates"), we confirm that:

                  (A) We have received a copy of the Offering Circular dated _________ __, 20__ (the "Offering Circular"), relating to the Certificates and such other information and documents as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the restrictions on duplication and circulation of the Offering Circular and the matters stated in the section entitled "Notice to Investors."

                  (B) We are a "qualified institutional buyer" (as that term is defined in Rule 144A under the Securities Act). We area aware that the sale of the Certificates to us is being made in reliance on Rule 144A under the Securities Act. We are acquiring the Certificates for our own account or for the account of a qualified institutional buyer.

                  (C) We understand that the offer and sale of the Certificates has not been registered under the Securities Act and that the Certificates may not be offered, sold, or otherwise transferred in the absence of such registration or an applicable exemption therefrom. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not offer, sell, pledge or otherwise transfer any Certificate, or any interest therein, except (1) (A) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), or (B) pursuant to an effective registration statement under the Securities Act, and (2) in accordance with all applicable securities laws of the states of the United States or any other applicable jurisdiction.

                  (D) We understand that, on any proposed resale of any Certificates, we will be required to furnish to the Depositor and to the Trustee such certificates, legal opinions and other information as the Depositor, or the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

                  (E) We acknowledge that neither the Depositor, Goldman, Sachs & Co. (the "Initial Purchaser"), the Trustee, nor any person acting on behalf of the Depositor, the Initial Purchaser, or the Trustee has made any representations concerning the Trust or the offer and sale of the Certificates, except as set forth in the Offering Circular.

                  (F) We acknowledge that the Depositor, the Initial Purchaser, the Trustee and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the foregoing acknowledgments, representations and agreements are no longer accurate we shall promptly notify the Depositor, the Initial Purchaser, and the Trustee.

                  The Transferee hereby agrees to indemnify and hold harmless the Depositor, the Trustee and the Initial Purchaser from and against any and all loss, damage or liability (including attorney's fees) due to or arising out of a breach of any representation or warranty, confirmation or statement contained in this letter.

                  The Depositor, the Trustee and the Initial Purchaser are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement, dated as of November 1, 2001, which incorporates by reference the Standard terms thereto (November 2001 Edition) between GS Mortgage Securities Corp. and the Trustee.


                                          Sincerely,

                                          [Name of Transferee]


                                          By:
                                               ------------------------------
                                               Name:
                                                      -----------------------
                                               Title:
                                                        ---------------------




                                                                  Exhibit D


                        FORM OF TRANSFEREE AGREEMENT

                                                           ________ , 20___
---------

JPMorgan Chase Bank,
  as Trustee
450 West 33rd Street
14th Floor
New York, New York 10001

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

Re:      GS Mortgage Securities Corp., Depositor
         GSR Mortgage Loan Trust 2001-1, Pass-Through Certificates Series 2001-1 having an original principal amount of $_____________

Ladies and Gentlemen:

                  In connection with our proposed purchase of the Certificates referred to above (the "Certificates"), we confirm that:

                  (A) We have received a copy of the Offering Circular, dated __________ ___, 20 (the "Offering Circular"), relating to the Certificates and such other information and documents as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated in the section entitled "Notice to Investors," and the restrictions on duplication and circulation of the Offering Circular.

                  (B) We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Trust Agreement dated as of November 1, 2001, which incorporates by reference the Standard Terms thereto (November 2001 Edition) among GS Mortgage Securities Corp. and the Trustee (the "Trust Agreement") and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and our failure to comply with the foregoing agreement shall render any purported transfer to be null and void.

                  (C) We understand that the offer and sale of the Certificates has not been registered under the Securities Act and that the Certificates may not be offered, sold, or otherwise transferred in the absence of such registration or an applicable exemption thereof. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not offer, sell, pledge or otherwise transfer any Certificate or any interest therein, except (A) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (B) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee a signed letter contained certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Trustee), or (C) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such person that resale of the Certificates are restricted as stated herein.

                  (D) We understand that, on any proposed resale of any Certificates, we will be required to furnish to the Depositor and to the Trustee of such certificates, legal opinions and other information as the Depositor or the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

                  (E) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment.

                  (F) We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  (G) We are acquiring at least the required minimum principal amount of the Certificates for each account for which we are purchasing such Certificates and will not offer, sell, pledge or otherwise transfer any such Certificates or any interest therein at any time except in the Required Minimum denomination.

                  (H) We have been furnished all information regarding the Certificates that we have requested from the Depositor and the Trustee.

                  (I) We acknowledge that neither the Trust, the Depositor, Goldman, Sachs & Co. (the "Initial Purchaser") nor the Trustee nor any person acting on behalf of the Trust, the Depositor, the Initial Purchaser or the Trustee has made any representations concerning the Trust or the offer and sale of the Certificates, except as set forth in the Offering Circular.

                  (J) We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Certificates.

                  (K) If we are acquiring any of the Certificates as fiduciary or agent for one or more accounts, we represent that we have sole investment discretion with respect to each such amount and that we have full power to make the forgoing acknowledgments, representations and agreements with respect to each such account as set forth.

                  (L) We acknowledge that the Depositor, the Initial Purchaser, the Trustee, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the foregoing acknowledgments, representations and agreements are no longer accurate we shall promptly notify the Depositor, the Initial Purchaser and the Trustee.

                  The Transferee hereby agrees to indemnify and hold harmless the Trust, the Depositor, the Trustee, and the Initial Purchaser from and against any and all loss, damage or liability (including attorney's fees) due to or arising out of a breach of any representation or warranty, confirmation or statement contained in this letter.

                  The Depositor, the Trustee, and the Initial Purchaser are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement.

                                            Sincerely,

                                            [Name of Transferee]


                                            By:
                                                 ------------------------------
                                                 Name:
                                                        -----------------------
                                                 Title:
                                                          ---------------------



                                                                  Exhibit E

                       FORM OF BENEFIT PLAN AFFIDAVIT

Re:      GS Mortgage Securities Corp.,
           as Depositor
         GSR Mortgage Loan Trust
         2001-1 (the "Trust")


STATE OF                                    )
          --------------------------        )
                                            )     ss:
COUNTY OF                                   )
          ---------------------------

         Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

         1. I am a duly authorized signatory of _______________, a ____________ (the "Transferee"), whose taxpayer identification number is
_______________, and on behalf of which I have the authority to make this affidavit.

         2. The Transferee is acquiring the _________ and __________ Certificates (the "Certificates"), each representing an interest in the Trust, for certain assets of which one or more real estate mortgage investment conduit ("REMIC") elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. The Transferee understands that the Certificates will bear the following legend:

                           NOTWITHSTANDING THE ABOVE, THIS SECURITY MAY NOT
                  BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS SECURITY (A "PLAN INVESTOR") UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL (A "BENEFIT PLAN OPINION") TO THE EFFECT THAT THE PURCHASE OF THIS SECURITY WILL NOT (A) CAUSE THE ASSETS OF THE TRUST TO BE REGARDED AS "PLAN ASSETS" FOR PURPOSES OF APPLICABLE REGULATIONS, (B) GIVE RISE TO A FIDUCIARY DUTY UNDER ERISA ON THE PART OF ANY SELLERS, THE DEPOSITOR, ANY SERVICER OR THE TRUSTEE OR (C) BE TREATED AS, OR RESULT IN, A PROHIBITED TRANSACTION UNDER SECTIONS 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE.

         4. The Transferee either:

                    (a) is not a plan ("Plan") described in or subject to the Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), a person acting on behalf of a Plan, or a person using the assets of a Plan(1); or

                    (b) has provided a "Benefit Plan Opinion," obtained at the Transferee's expense, satisfactory to the Depositor the Servicer, and the Trustee. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (i) cause the assets of the Trust to be regarded as Plan Assets, (ii) give rise to a fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the part of the Depositor, the Servicer, or the Trustee, or (iii) be treated as, or result in, a prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code.

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement, dated as of November 1, 2001, which incorporates by reference the Standard Terms thereto (November 2001 Edition), among GS Mortgage Securities Corp. and the Trustee.


                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer on this ____day of ________, 20 .

                                     [Name of Transferee]



                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:




         Personally appeared before me ________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________________ of the Transferee, and acknowledged to me that he executed the same as his or her free act and deed and as the free act and deed of the Transferee.


Subscribed and sworn to before me this
______ day of ________________, 20__.



-------------------------------
Notary Public


My commission expires:
                      --------------------


---------------

1 Investors, including insurance companies, should consult with their legal advisors to determine whether the funds the investors intend to use to purchase the Securities would constitute assets of a Plan under the Plan Asset Regulations.






                                                                  Exhibit F


                   FORM OF RESIDUAL TRANSFEREE AGREEMENT


                             -----------------
                                   (DATE)


GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

JPMorgan Chase Bank,
  as Trustee
450 West 33rd Street
14th Floor
New York, New York 10001

         Trust Agreement, dated as of November 1, 2001, among GS Mortgage Securities Corp., as Depositor and JPMorgan Chase Bank, as Trustee of GSR Mortgage Loan Trust 2001-1

Ladies and Gentlemen:

                  In connection with the purchase on the date hereof of the captioned securities (the "Residual Certificates"), to be issued pursuant to the Trust Agreement, dated as of November 1, 2001, among GS Mortgage Securities Corp., as trustee (the "Trustee") which incorporates by reference the Standard Terms to Trust Agreement, November 2001 Edition (the "Standard Terms to Trust Agreement") (collectively, the "Trust Agreement"), the undersigned hereby certifies and covenants to the transferor, the Depositor, the Trustee and the Trust as follows:

                  1. We certify that on the date hereof we have simultaneously herewith delivered to you an affidavit certifying, among other things, that (A) we are not a Disqualified Organization and (B) we are not purchasing such Residual Certificates on behalf of a Disqualified Organization. We understand that any breach by us of this certification may cause us to be liable for a tax imposed upon transfers to Disqualified Organizations.

                  2. We acknowledge that we will be the beneficial owner of the Residual Certificates and that the Residual Certificates will be registered in our name and not in the name of a nominee.

                  3. We certify that no purpose of our purchase of the Residual Certificates is to avoid or impede the assessment or collection of tax.

                  4. We represent that:

                  (a) We understand that the Residual Certificates represent for federal income tax purposes a "residual interest" in a real estate mortgage investment conduit.

                  (b) We understand that as the holder of the Residual Certificates we will be required to take into account, in determining our taxable income, our pro rata percentage interest of the taxable income of REMIC I, REMIC II and REMIC III in accordance with all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

                  5. We understand that if, notwithstanding the transfer restrictions, any of the Residual Certificates is in fact transferred to a Disqualified Organization, a tax may be imposed on the transferor of such Residual Certificate. We agree that any breach by us of these representations shall render such transfer of such Residual Certificate by us absolutely null and void and shall cause no rights in the Residual Certificate to vest in the transferee.

                  6. The sale to us and our purchase of the Residual Certificates constitutes a sale for tax and all other purposes and each party thereto has received due and adequate consideration. In our view, the transaction represents fair value, representing the results of arm's-length negotiations and taking into account our analysis of the tax and other consequences of investment in the Residual Certificates.

                  7. Unless this provision is explicitly waived by the transferor to us of the Residual Certificates, we expect that the purchase of the Residual Certificates, together with the receipt of the price, if any, therefor will be economically neutral or profitable to us overall, after all related expenses (including taxes) have been paid and based on conservative assumptions with respect to discount rates, prepayments and other factors necessary to evaluate profitability.

                  8. We are a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income taxation regardless of the source of its income. We are duly organized and validly existing under the laws of the jurisdiction of our organization. We are neither bankrupt nor insolvent nor do we have reason to believe that we will become bankrupt or insolvent. We have conducted and are conducting our business so as to comply in all material respects with all applicable statutes and regulations. The person executing and delivering this letter on our behalf is duly authorized to do so, the execution and delivery by us of this letter and the consummation of the transaction on the terms set forth herein are within our corporate power, and upon such execution and delivery, this letter will constitute our legal, valid and binding obligation, enforceable against us in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the right of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

                  9. Neither the execution and delivery by us of this letter, nor the compliance by us with the provisions hereof, nor the consummation by us of the transactions as set forth herein, will (A) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, our certificate of incorporation or by-laws or, after giving effect to the consents or the taking of the actions contemplated by clause (B) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on us or our properties, or any of the provisions of any indenture or mortgage or any other contract or instrument to which we are a party or by which we or any of our properties is bound, or (B) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by us.

                  10. We anticipate being a profit-making entity on an ongoing basis.

                  11. We have filed all required federal and state income tax returns and have paid all federal and state income taxes due; we intend to file and pay all such returns and taxes in the future. We acknowledge that as the holder of the Residual Certificates, to the extent the Residual Certificates would be treated as a non-economic residual interest within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(2), we may incur tax liabilities in excess of cash flows generated by the Residual Certificates and that we intend to pay taxes associated with holding the Residual Certificates as they become due.

                  12. We agree that in the event that at some future time we wish to transfer any interest in the Residual Certificates, we will transfer such interest in the Residual Certificates only to a transferee that:

                  (a) is not a Disqualified Organization and is not purchasing such interest in the Residual Certificates on behalf of a Disqualified Organization, and

                  (b) has delivered to the Trustee a transferee agreement in the form of Exhibit D to the Standard Terms to Trust Agreement and an affidavit in the form of Exhibit G-1 or Exhibit G-2, as applicable, to the Standard Terms to Trust Agreement and, if requested by the Trustee, an opinion of counsel, in form acceptable to the Trustee, that the proposed transfer will not cause the Residual Certificates to be held by a Disqualified Organization.

                  13. We are knowledgeable and experienced in financial, business and tax matters generally and in particular, the investment risks and tax consequences of REMIC residuals that provide little or no cash flow, and are capable of evaluating the merits and risks of an investment in the Residual Certificates; we are able to bear the economic risks of an investment in the Residual Certificates.

                  14. In addition, we acknowledge that the Trustee will not register the transfer of a Residual Certificate to a transferee that is a non-U.S. Person required to deliver a transferee's letter in the form attached as Exhibit G-1 to the Standard Terms to Trust Agreement unless we have furnished to the Servicer on behalf of the Trustee, (i) calculations prepared at our expense by a person acceptable to the Servicer demonstrating that the expected future distributions on the Residual Certificate will equal at least 30% of the anticipated excess inclusion, as provided in U.S. Treasury Regulation Section 1.860G-3(a) (or any successor provisions, to the extent applicable to the Residual Certificate) and (ii) a statement certifying that we reasonably expect that the transferee will receive an amount of distributions from the Pooling REMIC or Issuing REMIC, as applicable, at least equal to 30% of each anticipated excess inclusion and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues. The calculations prepared pursuant to clause (i) shall demonstrate that the expected distributions will equal at least 30% of the anticipated excess inclusion and that such amounts will be distributed at or after the time such excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues.

                  15. "U.S. Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

                  16. We hereby designate the Trustee as our fiduciary to perform the duties of the tax matters person for REMIC I, REMIC II and REMIC III.

                          (signature page follows)



                  IN WITNESS WHEREOF, the undersigned has caused this Agreement be validly executed by its duly authorized representative as of the day and year first above written.


                                         -----------------------------------
                                         [Name of Transferee]

                                         By:
                                            --------------------------------

                                         Its:
                                             -------------------------------

                                         Taxpayer ID #
                                                      ----------------------



Personally appeared before me ________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________________ of the Transferee, and acknowledged to me that he executed the same as his or her free act and deed and as the free act and deed of the Transferee.


Subscribed and sworn to before me this
______ day of ________________, 20__.



-------------------------------
Notary Public


My commission expires:
                       ---------------







                                                                Exhibit G-1


                     FORM OF NON-U.S. PERSON AFFIDAVIT
                     AND AFFIDAVIT PURSUANT TO SECTIONS
                        860D(a)(6)(A) and 860E(e)(4)
              OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


Re:      GS Mortgage Securities Corp., Depositor
         GSR Mortgage Loan Trust
         2001-1  (the "Trust")


STATE OF ____________________)
                             )    ss.:
CITY OF _____________________)



                  Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

                  1. I am a duly authorized officer of ___________________ (the "Transferee"), and on behalf of which I have the authority to make this affidavit.

                  2. The Transferee is acquiring all or a portion of the securities (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

                  3. The Transferee is a foreign person within the meaning of Treasury Regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, (iii) an estate that is subject to United States federal income tax regardless of the source of its income or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of the trust) who would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code on income derived from the Residual Certificates (a "Non-U.S. Person").

                  4. The Transferee agrees that it will not hold the Residual Certificates in connection with a trade or business in the United States, and the Transferee understands that it will be subject to United States federal income tax under sections 871 and 881 of the Code in accordance with section 860G of the Code and any Treasury regulations issued thereunder on "excess inclusions" that accrue with respect to the Residual Certificates during the period the Transferee holds the Residual Certificates.

                  5. The Transferee understands that the federal income tax on excess inclusions with respect to the Residual Certificates may be withheld in accordance with section 860G(b) of the Code from distributions that otherwise would be made to the Transferee on the Residual Certificates and, to the extent that such tax has not been imposed previously, that such tax may be imposed at the time of disposition of any such Residual Certificate pursuant to section 860G(b) of the Code.

                  6. The Transferee agrees (i) to file a timely United States federal income tax return for the year in which disposition of a Residual Certificate it holds occurs (or earlier if required by law) and will pay any United States federal income tax due at that time and (ii) if any tax is due at that time, to provide satisfactory written evidence of payment of such tax to the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on the Residual Certificates under sections 1441 and 1442 of the Code and the regulations thereunder (the "Withholding Agent").

                  7. The Transferee understands that until it provides written evidence of the payment of tax due upon the disposition of a Residual Certificate to the Withholding Agent pursuant to paragraph 6 above, the Withholding Agent may (i) withhold an amount equal to such tax from future distributions made with respect to the Residual Certificate to subsequent transferees (after giving effect to the withholding of taxes imposed on such subsequent transferees), and (ii) pay the withheld amount to the Internal Revenue Service.

                  8. The Transferee understands that (i) the Withholding Agent may withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Certificate it holds and
(ii) the Withholding Agent may pay to the Internal Revenue Service amounts withheld on behalf of any and all former holders of each Residual Certificate held by the Transferee.

                  9. The Transferee understands that if it transfers a Residual Certificate (or any interest therein) to a United States Person (including a foreign person who is subject to net United States federal income taxation with respect to such Residual Certificate), the Withholding Agent may disregard the transfer for federal income tax purposes if the transfer would have the effect of allowing the Transferee to avoid tax on accrued excess inclusions and may continue to withhold tax from future distributions as though the Residual Certificate were still held by the Transferee.

                  10. The Transferee understands that a transfer of a Residual Certificate (or any interest therein) to a Non-U.S. Person (i.e., a foreign person who is not subject to net United States federal income tax with respect to such Residual Certificate) will not be recognized unless the Withholding Agent has received from the transferee an affidavit in substantially the same form as this affidavit containing these same agreements and representations.

                  11. The Transferee understands that distributions on a Residual Certificate may be delayed, without interest, pending determination of amounts to be withheld.

                  12. The Transferee is not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing;
(ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

                  13. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by the Depositor (upon the advice of counsel to the Depositor) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

                  14. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

                  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of November 1, 2001, which incorporates by reference the Standard Terms thereto, among GS Mortgage Securities Corp. and the Trustee.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer as of the _______ day of _____________, 20__.


                                   ---------------------------------------
                                   [Name of Transferee]

                                   By:
                                      ------------------------------------

                                   Its:
                                       -----------------------------------


                  Personally appeared before me
___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ______________________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

                  Subscribed and sworn before me this ______ day of __________, 20__.


                               -------------------------------------
                               Notary Public


                  My commission expires the _____ day of ________________, 20__.



                                                                Exhibit G-2


                       FORM OF U.S. PERSON AFFIDAVIT
                     AND AFFIDAVIT PURSUANT TO SECTIONS
                        860D(a)(6)(A) and 860E(e)(4)
              OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


Re:      GS Mortgage Securities Corp., Depositor
         GSR Mortgage Loan Trust
         2001-1 (the "Trust")


STATE OF __________________ )
                            )      ss.:
CITY OF ___________________ )


                  Under penalties of perjury, I, the undersigned declare that, to the best of my knowledge and belief, the following representations are true, correct and complete:

                  1. I am a duly authorized officer of
______________________ (the "Transferee"), on behalf of which I have the authority to make this affidavit.

                  2. The Transferee is acquiring all or a portion of the securities (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

                  3. The Transferee either is (i) a citizen or resident of the United States, (ii) a domestic partnership or corporation, (iii) an estate that is subject to United States federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of the trust, or (v) a foreign person who would be subject to United States income taxation on a net basis on income derived from the Residual Certificates (a "U.S. Person").

                  4. The Transferee is a not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing;
(ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in ss. 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

                  5. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by the Depositor (upon the advice of counsel to the Depositor) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

                  6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

                  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of November 1, 2001, which incorporates by reference the Standard Terms thereto, among GS Mortgage Securities Corp. and the Trustee.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer this ____ day of ______, 20__.


                            -------------------------------------
                            [Name of Transferee]

                            By:
                               ----------------------------------

                            Its:
                                ---------------------------------


                  Personally appeared before me ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

                  Subscribed and sworn before me this ____ day of ________, 20__.

                               -------------------------------
                               Notary Public


                  My commission expires the ____ day of ____________, 20__.